                                                                  EXHIBIT (b)(2)



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                                CREDIT AGREEMENT


                                      among


                             COMPUWARE CORPORATION,


                                VARIOUS LENDERS,

                                 COMERICA BANK,
                    as ADMINISTRATIVE AGENT and CO-ARRANGER,

                                       and


                     MORGAN STANLEY SENIOR FUNDING, INC., as
                LEAD ARRANGER, SYNDICATION AGENT AND BOOK MANAGER


                       ----------------------------------

                           Dated as of August 3, 1999

                       ----------------------------------




================================================================================

                                TABLE OF CONTENTS



                                                                                                                Page
                                                                                                                ----
SECTION 1.  Amount and Terms of Credit............................................................................1

         1.01  The Commitments....................................................................................1
         1.02  Minimum Amount of Each Borrowing...................................................................3
         1.03  Notice of Borrowing................................................................................3
         1.04  Disbursement of Funds..............................................................................4
         1.05  Notes 5
         1.06  Conversions........................................................................................5
         1.07  Pro Rata Borrowings................................................................................6
         1.08  Interest...........................................................................................6
         1.09  Interest Periods...................................................................................7
         1.10  Increased Costs, Illegality, etc...................................................................8
         1.11  Compensation......................................................................................10
         1.12  Change of Lending Office..........................................................................10
         1.13  Replacement of Lenders............................................................................10

SECTION 2.  Letters of Credit....................................................................................11

         2.01  Letters of Credit.................................................................................11
         2.02  Maximum Letter of Credit Outstandings; Final Maturities...........................................12
         2.03  Letter of Credit Requests; Minimum Stated Amount..................................................12
         2.04  Letter of Credit Participations...................................................................13
         2.05  Agreement to Repay Letter of Credit Drawings......................................................15
         2.06  Increased Costs...................................................................................16

SECTION 3.  Fees; Reductions of Commitment.......................................................................16

         3.01  Fees..............................................................................................16
         3.02  Voluntary Termination of Unutilized Commitments...................................................17
         3.03  Mandatory Reduction of Commitments................................................................18

SECTION 4.  Prepayments; Payments; Taxes.........................................................................19

         4.01  Voluntary Prepayments.............................................................................19
         4.02  Mandatory Repayments..............................................................................20
         4.03  Method and Place of Payment.......................................................................21
         4.04  Net Payments......................................................................................21

SECTION 5A.  Conditions Precedent to the Effective Date..........................................................23

         5A.01  Execution of Agreement; Notes....................................................................23
         5A.02  Officer's Certificate............................................................................23


                                      (i)

                                                                                                                Page
                                                                                                                ----
         5A.03  Opinions of Counsel..............................................................................23
         5A.04  Corporate Documents; Proceedings; etc............................................................23
         5A.05  Fees, etc........................................................................................24
         5A.06  Adverse Change, etc..............................................................................24
         5A.07  Litigation.......................................................................................24
         5A.08  Subsidiaries Guaranty............................................................................24
         5A.09  Financial Statements; Projections................................................................24
         5A.10  Existing Compuware Credit Facility...............................................................24

SECTION 5B.  Conditions Precedent to the DPRC Acquisition........................................................25

         5B.01  Effective Date...................................................................................25
         5B.02  Officer's Certificate............................................................................25
         5B.03  Corporate Documents; Proceedings.................................................................25
         5B.04  DPRC Acquisition.................................................................................25
         5B.05  Adverse Change, etc..............................................................................26
         5B.06  Litigation.......................................................................................26

SECTION 6.  Conditions Precedent to All Credit Events............................................................26

         6.01  No Default; Representations and Warranties........................................................27
         6.02  Notice of Borrowing; Letter of Credit Request.....................................................27

SECTION 7.  Representations, Warranties and Agreements...........................................................27

         7.01  Organizational Status.............................................................................27
         7.02  Power and Authority...............................................................................28
         7.03  No Violation......................................................................................28
         7.04  Approvals.........................................................................................28
         7.05  Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc..............28
         7.06  Litigation........................................................................................30
         7.07  True and Complete Disclosure......................................................................30
         7.08  Use of Proceeds; Margin Regulations...............................................................30
         7.09  Tax Returns and Payments..........................................................................31
         7.10  Compliance with ERISA.............................................................................31
         7.11  Properties........................................................................................32
         7.12  Year 2000.........................................................................................32
         7.13  Subsidiaries......................................................................................32
         7.14  Compliance with Statutes, etc.....................................................................32
         7.15  Investment Company Act............................................................................33
         7.16  Public Utility Holding Company Act................................................................33
         7.17  Environmental Matters.............................................................................33
         7.18  Labor Relations...................................................................................33
         7.19  Patents, Licenses, Franchises and Formulas........................................................33



                                      (ii)

                                                                                                                Page
                                                                                                                ----
SECTION 8.  Affirmative Covenants.................................................................................34

         8.01  Information Covenants..............................................................................34
         8.02  Books, Records and Inspections.....................................................................36
         8.03  Maintenance of Insurance...........................................................................36
         8.04  Corporate Franchises...............................................................................36
         8.05  Compliance with Statutes, etc......................................................................36
         8.06  Compliance with Environmental Laws.................................................................36
         8.07  ERISA..............................................................................................37
         8.08  Payment of Taxes...................................................................................38
         8.09  Good Repair........................................................................................38
         8.10  Use of Proceeds....................................................................................38
         8.11  Additional Subsidiary Guarantors...................................................................38
         8.12  The DPRC Merger....................................................................................38
         8.13  DPRC Convertible Subordinated Notes................................................................38

SECTION 9.  Negative Covenants....................................................................................38

         9.01  Liens..............................................................................................38
         9.02  Sale-Lease back Transactions.......................................................................41
         9.03  Fundamental Changes................................................................................42
         9.04  Indebtedness.......................................................................................42
         9.05  Investments........................................................................................44
         9.06  Transactions with Affiliates.......................................................................44
         9.07  Consolidated Interest Coverage Ratio...............................................................45
         9.08  Maximum Consolidated Leverage Ratio................................................................45
         9.09  Minimum Consolidated Shareholders' Equity..........................................................45
         9.10  Limitation on Restrictive Agreements...............................................................45
         9.11  Business; etc......................................................................................45
         9.12  End of Fiscal Years; Fiscal Quarters...............................................................46

SECTION 10.  Events of Default....................................................................................46

         10.01  Payments..........................................................................................46
         10.02  Representations, etc..............................................................................46
         10.03  Covenants.........................................................................................46
         10.04  Default Under Other Agreements....................................................................46
         10.05  Bankruptcy, etc...................................................................................47
         10.06  ERISA.............................................................................................47
         10.07  Subsidiaries Guaranty.............................................................................48
         10.08  Judgments.........................................................................................48
         10.09  Change of Control.................................................................................48

SECTION 11.  Definitions and Accounting Terms.....................................................................49

         11.01  Defined Terms.....................................................................................49


                                     (iii)

                                                                                                                Page
                                                                                                                ----
SECTION 12.  The Administrative Agent and the Lead Arranger......................................................65

         12.01  Appointment......................................................................................65
         12.02  Nature of Duties.................................................................................65
         12.03  Lack of Reliance on the Administrative Agent and the Lead Arranger...............................66
         12.04  Certain Rights of the Agents.....................................................................66
         12.05  Reliance.........................................................................................66
         12.06  Indemnification..................................................................................67
         12.07  The Administrative Agent and the Lead Arranger in their Individual Capacity......................67
         12.08  Holders..........................................................................................67
         12.09  Resignation by, and Removal of the Administrative Agent and the Lead Arranger....................67

SECTION 13.  Miscellaneous.......................................................................................68
         13.01  Payment of Expenses, etc.........................................................................68
         13.02  Right of Setoff..................................................................................69
         13.03  Notices..........................................................................................70
         13.04  Benefit of Agreement; Assignments; Participations................................................70
         13.05  No Waiver; Remedies Cumulative...................................................................72
         13.06  Payments Pro Rata................................................................................72
         13.07  Calculations; Computations; Accounting Terms.....................................................73
         13.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL...........................73
         13.09  Counterparts.....................................................................................74
         13.10  Effectiveness....................................................................................74
         13.11  Headings Descriptive.............................................................................75
         13.12  Amendment or Waiver; etc.........................................................................75
         13.13  Survival.........................................................................................76
         13.14  Domicile of Loans................................................................................76
         13.15  Register.........................................................................................76
         13.16  Confidentiality..................................................................................77


SCHEDULE I                 Commitments
SCHEDULE II                Lender Addresses
SCHEDULE III               Subsidiaries
SCHEDULE IV                Existing Liens
SCHEDULE V                 Existing Indebtedness

EXHIBIT A                  Notice of Borrowing
EXHIBIT B-1                Revolving Note
EXHIBIT B-2                Swingline Note
EXHIBIT C                  Letter of Credit Request
EXHIBIT D                  Section 4.04(b)(ii) Certificate
EXHIBIT E-1                Opinion of Honigman Miller Schwartz and Cohn
EXHIBIT E-2                Opinion of General Counsel of the Borrower
EXHIBIT F                  Officers' Certificate
EXHIBIT G                  Subsidiaries Guaranty
EXHIBIT H                  Assignment and Assumption Agreement



                                      (iv)

            CREDIT AGREEMENT, dated as of August 3, 1999, among COMPUWARE CORPORATION, a Michigan corporation (the "Borrower"), the Lenders party hereto from time to time, COMERICA BANK, as administrative agent and co-arranger (in such capacity, the "Administrative Agent"), and MORGAN STANLEY SENIOR FUNDING, INC., as lead arranger, syndication agent and book manager (in such capacity, the "Lead Arranger"). All capitalized terms used herein and defined in Section 11 are used herein as therein defined.


                              W I T N E S S E T H :


            WHEREAS, subject to and upon the terms and conditions set forth herein, the Lenders are willing to make available to the Borrower the respective credit facilities provided for herein;

            NOW, THEREFORE, IT IS AGREED:

            SECTION 1. Amount and Terms of Credit.

            1.01 The Commitments. (a) Subject to and upon the terms and conditions set forth herein, each Lender severally agrees to make, at any time and from time to time on or after the Effective Date and prior to the Final Maturity Date, a revolving loan or revolving loans (each a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrower, which Revolving Loans (i) shall, at the option of the Borrower, be incurred and maintained as, and/or converted into, Base Rate Loans or Eurodollar Loans, provided that, except as otherwise specifically provided in Section 1.10(b), all Revolving Loans comprising the same Borrowing shall at all times be of the same Type, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed for any Lender at any time outstanding that aggregate principal amount which, when added to the product of (x) such Lender's Percentage and (y) the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Available Commitment of such Lender at such time, and (iv) shall not exceed for all Lenders at any time outstanding that aggregate principal amount which, when added to the sum of (I) the aggregate amount of all Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) at such time and (II) the aggregate principal amount of all Swingline Loans (exclusive of Swingline Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the respective incurrence of Revolving Loans) then outstanding, equals the Total Available Commitment at such time.

            (b) Subject to and upon the terms and conditions set forth herein, the Swingline Lender agrees to make, at any time and from time to time on or after the Effective Date and prior to the Swingline Expiry Date, a revolving loan or revolving loans (each a "Swingline Loan" and, collectively, the "Swingline Loans") to the Borrower, which Swingline

Loans (i) shall be made and maintained as Base Rate Loans, (ii) may be repaid and reborrowed in accordance with the provisions hereof, (iii) shall not exceed in aggregate principal amount at any time outstanding, when combined with the aggregate principal amount of all Revolving Loans then outstanding and the aggregate amount of all Letter of Credit Outstandings at such time, an amount equal to the Total Available Commitment at such time, and (iv) shall not exceed in aggregate principal amount at any time outstanding the Maximum Swingline Amount. Notwithstanding anything to the contrary contained in this Section 1.01(b), (i) the Swingline Lender shall not be obligated to make any Swingline Loans at a time when a Lender Default exists unless the Swingline Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swingline Lender's risk with respect to the Defaulting Lender's or Lenders' participation in such Swingline Loans, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the outstanding Swingline Loans and (ii) the Swingline Lender shall not make any Swingline Loan after it has received written notice from the Borrower or the Required Lenders stating that a Default or an Event of Default exists and is continuing until such time as the Swingline Lender shall have received written notice (A) of rescission of all such notices from the party or parties originally delivering such notice or notices or (B) of the waiver of such Default or Event of Default by the Required Lenders.

            (c) On any Business Day, the Swingline Lender may, in its sole discretion, give notice to the Lenders that the Swingline Lender's outstanding Swingline Loans shall be funded with one or more Borrowings of Revolving Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 10.05 or upon the exercise of any of the remedies provided in the last paragraph of Section
10), in which case one or more Borrowings of Revolving Loans constituting Base Rate Loans (each such Borrowing, a "Mandatory Borrowing") shall be made on the immediately succeeding Business Day by all Lenders pro rata based on each Lender's Percentage (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section 10) and the proceeds thereof shall be applied directly by the Swingline Lender to repay the Swingline Lender for such outstanding Swingline Loans. Each Lender hereby irrevocably agrees to make Revolving Loans upon one Business Day's notice pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swingline Lender notwithstanding (i) the amount of the Mandatory Borrowing may not comply with the Minimum Borrowing Amount otherwise required hereunder, (ii) whether any conditions specified in Section 6 are then satisfied, (iii) whether a Default or an Event of Default then exists, (iv) the date of such Mandatory Borrowing and
(v) the amount of the Total Available Commitment at such time. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower), then each Lender hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) from the Swingline Lender such participations in the outstanding Swingline Loans as shall be necessary to cause the Lenders to share in such Swingline Loans ratably based upon their respective Percentages (determined before giving effect to any termination of the Commitments pursuant to the last paragraph of Section
10), provided that

(x) all interest payable on the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective participation is required to be purchased and, to the extent attributable to the purchased participation, shall be payable to the participant from and after such date and
(y) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Lender shall be required to pay the Swingline Lender interest on the principal amount of participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the overnight Federal Funds Rate for the first three days and at the rate otherwise applicable to Revolving Loans maintained as Base Rate Loans hereunder for each day thereafter.

            1.02 Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Revolving Loans and Swingline Loans shall not be less than the Minimum Borrowing Amount applicable thereto. More than one Borrowing may occur on the same date (including more than one Borrowing of Base Rate Loans and Eurodollar Loans), but at no time shall there be outstanding more than fifteen Borrowings of Eurodollar Loans in the aggregate.

            1.03 Notice of Borrowing. (a) Whenever the Borrower desires to incur
(x) Eurodollar Loans hereunder, the Borrower shall give the Administrative Agent at the Notice Office at least three Business Days' prior notice of each Eurodollar Loan to be incurred hereunder and (y) Base Rate Loans hereunder (excluding Swingline Loans and Revolving Loans made pursuant to a Mandatory Borrowing), the Borrower shall give the Administrative Agent at the Notice Office at least one Business Day's prior notice of each Base Rate Loan to be incurred hereunder, provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Detroit, Michigan time) on such day. Each such notice (each a "Notice of Borrowing"), except as otherwise expressly provided in Section 1.10, shall be irrevocable and shall be given by the Borrower in writing, or by telephone promptly confirmed in writing, in the form of Exhibit A, appropriately completed to specify the aggregate principal amount of the Revolving Loans to be incurred pursuant to such Borrowing, the date of such Borrowing (which shall be a Business Day), whether the Revolving Loans being incurred pursuant to such Borrowing are to be initially maintained as Base Rate Loans or, to the extent permitted hereunder, Eurodollar Loans and, if Eurodollar Loans, the initial Interest Period to be applicable thereto. The Administrative Agent shall promptly give each Lender notice of such proposed Borrowing, of such Lender's proportionate share thereof and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

            (b) (i) Whenever the Borrower desires to incur Swingline Loans hereunder, the Borrower shall give the Swingline Lender no later than 3:00 P.M. (Detroit, Michigan time) on the date that a Swingline Loan is to be incurred hereunder, written notice or telephonic notice promptly confirmed in writing of each Swingline Loan to be incurred hereunder. Each such notice shall be irrevocable and specify in each case (A) the date of Borrowing (which shall be a Business Day) and (B) the aggregate principal amount of the Swingline Loans to be incurred pursuant to such Borrowing.

            (ii) Mandatory Borrowings shall be made upon the notice specified in
Section 1.01(c), with the Borrower irrevocably agreeing, by its incurrence of any Swingline Loan, to the making of the Mandatory Borrowings as set forth in
Section 1.01(c).

            (c) Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice of any Borrowing or prepayment of Loans, the Administrative Agent or the Swingline Lender, as the case may be, may act without liability upon the basis of telephonic notice of such Borrowing or prepayment, as the case may be, believed by the Administrative Agent or the Swingline Lender, as the case may be, in good faith to be from the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer or any Assistant Treasurer of the Borrower, or from any other authorized officer of the Borrower designated in writing by any of the foregoing officers of the Borrower to the Administrative Agent as being authorized to give such notices, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent's or Swingline Lender's record of the terms of such telephonic notice of such Borrowing or prepayment of Loans, as the case may be, absent manifest error.

            1.04 Disbursement of Funds. No later than 12:00 Noon (Detroit, Michigan time) on the date specified in each Notice of Borrowing (or (x) in the case of Swingline Loans, no later than 4:00 P.M. (Detroit, Michigan time) on the date specified pursuant to Section 1.03(b)(i) or (y) in the case of Mandatory Borrowings, no later than 12:00 Noon (Detroit, Michigan time) on the date specified in Section 1.01(c)), each Lender will make available its pro rata portion (determined in accordance with Section 1.07) of each such Borrowing requested to be made on such date (or in the case of Swingline Loans, the Swingline Lender will make available the full amount thereof). All such amounts will be made available in Dollars and in immediately available funds at the Payment Office, and, except for Revolving Loans made pursuant to a Mandatory Borrowing, the Administrative Agent will make available to the Borrower at the Payment Office the aggregate of the amounts so made available by the Lenders. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender's portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, at the overnight Federal Funds Rate for the first three days and at the rate of interest otherwise applicable to the respective Borrowing for each day thereafter and (ii) if recovered from the Borrower, the rate of interest applicable to the respective Borrowing, as determined pursuant to Section 1.08. Nothing in this Section 1.04 shall be deemed to relieve any Lender from its obligation to make Loans hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any failure by such Lender to make Loans hereunder.

            1.05 Notes. (a) The Borrower's obligation to pay the principal of, and interest on, the Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.15 and shall, if requested by such Lender, also be evidenced (i) if Revolving Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form of Exhibit B-1, with blanks appropriately completed in conformity herewith (each a "Revolving Note" and, collectively, the "Revolving Notes") and
(ii) if Swingline Loans, by a promissory note duly executed and delivered by the Borrower substantially in the form Exhibit B-2, with blanks appropriately completed in conformity herewith (the "Swingline Note").

            (b) The Revolving Note issued to each Lender shall (i) be executed by the Borrower, (ii) be payable to such Lender or its registered assigns and be dated the Effective Date (or, if issued after the Effective Date, be dated the date of the issuance thereof), (iii) be in a stated principal amount equal to the Commitment of such Lender (or, if issued after the termination thereof, be in a stated principal amount equal to the outstanding Revolving Loans of such Lender at such time) and be payable in the outstanding principal amount of the Revolving Loans evidenced thereby, (iv) mature on the Final Maturity Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans and Eurodollar Loans, as the case may be, evidenced thereby, (vi) be subject to voluntary prepayment as provided in Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (c) The Swingline Note issued to the Swingline Lender shall (i) be executed by the Borrower, (ii) be payable to the Swingline Lender or its registered assigns and be dated the Effective Date, (iii) be in a stated principal amount equal to the Maximum Swingline Amount and be payable in the outstanding principal amount of the Swingline Loans evidenced thereby from time to time, (iv) mature on the Swingline Expiry Date, (v) bear interest as provided in the appropriate clause of Section 1.08 in respect of the Base Rate Loans evidenced thereby, (vi) be subject to voluntary prepayment as provided in
Section 4.01, and mandatory repayment as provided in Section 4.02, and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

            (d) Each Lender will note on its internal records the amount of each Loan made by it and each payment in respect thereof and will prior to any transfer of any of its Notes endorse on the reverse side thereof the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect the Borrower's obligations in respect of such Loans.

            1.06 Conversions. The Borrower shall have the option to convert, on any Business Day, at least the Minimum Borrowing Amount of the outstanding principal amount of Revolving Loans made to the Borrower pursuant to one or more Borrowings of one or more Types of Revolving Loans into a Borrowing of another Type of Revolving Loan, provided that, (i) except as otherwise provided in
Section 1.10(b), Eurodollar Loans may be converted into Base Rate Loans only on the last day of an Interest Period applicable to the Revolving Loans being converted and no such partial conversion of Eurodollar Loans shall reduce the outstanding principal amount of such Eurodollar Loans made pursuant to a single Borrowing to less than the Minimum Borrowing Amount applicable thereto, (ii) unless the Required Lenders otherwise agree, Base Rate Loans may only be converted into Eurodollar Loans if no Default or Event of Default is in existence on the date of the conversion and (iii) no conversion pursuant to this
Section 1.06 shall result in a greater number of Borrowings of Eurodollar Loans than is permitted under Section 1.02. Each such conversion shall be effected by the Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (Detroit, Michigan time) at least three Business Days' prior notice (each a "Notice of Conversion") specifying the Revolving Loans to be so converted, the Borrowing or Borrowings pursuant to which such Revolving Loans were made and, if to be converted into Eurodollar Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Revolving Loans. Swingline Loans may not be converted pursuant to this Section 1.06.

            1.07 Pro Rata Borrowings. All Borrowings of Revolving Loans under this Agreement shall be incurred from the Lenders pro rata on the basis of their Commitments. It is understood that no Lender shall be responsible for any default by any other Lender of its obligation to make Revolving Loans hereunder and that each Lender shall be obligated to make the Revolving Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Revolving Loans hereunder.

            1.08 Interest. (a) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Loan to a Eurodollar Loan at a rate per annum which shall be equal to the sum of the Applicable Margin plus the Base Rate each as in effect from time to time.

            (b) The Borrower agrees to pay interest in respect of the unpaid principal amount of each Eurodollar Loan from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Eurodollar Loan to a Base Rate Loan at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin plus the Eurodollar Rate for such Interest Period.

            (c) Overdue principal and, to the extent permitted by law, overdue interest in respect of each Loan shall, in each case, bear interest at a rate per annum equal to the greater of (x) the rate which is 2% in excess of the rate then borne by such Loans and (y) the rate which is 2% in excess of the rate otherwise applicable to Base Rate Loans from time to time, and all other overdue amounts payable hereunder or under any other Credit Document shall bear interest at a rate per annum equal to the rate which is 2% in excess of the rate applicable to Base Rate Loans from time to time. Interest which accrues under this Section 1.08(c) shall be payable on demand.

            (d) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, quarterly in arrears on each Quarterly Payment Date, (ii) in respect of each Eurodollar Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on each date occurring at three month intervals after the first day of such Interest Period, and (iii) in respect of each Loan, on any repayment or prepayment (on the amount repaid or prepaid), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand, provided that, in the case of Base Rate Loans, interest shall not be payable pursuant to preceding clause (iii) at the time of any repayment or prepayment thereof (but shall otherwise be payable as provided in preceding clause (i)) unless the respective repayment or prepayment is made in conjunction with the repayment or prepayment in full of all outstanding Revolving Loans or in conjunction with a permanent reduction of the Total Commitment.

            (e) Upon each Interest Determination Date, the Administrative Agent shall determine the Eurodollar Rate for each Interest Period applicable to the respective Eurodollar Loans and shall promptly notify the Borrower and the Lenders thereof either in writing or by telephone promptly confirmed in writing. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

            1.09 Interest Periods. At the time the Borrower gives any Notice of Borrowing or Notice of Conversion in respect of the making of, or conversion into, any Eurodollar Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (Detroit, Michigan time) on the third Business Day prior to the expiration of an Interest Period applicable to such Eurodollar Loan (in the case of any subsequent Interest Period), the Borrower shall have the right to elect, by giving the Administrative Agent notice thereof, the interest period (each an "Interest Period") applicable to such Eurodollar Loan, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period, provided that:

            (i) all Eurodollar Loans comprising a Borrowing shall at all times have the same Interest Period;

            (ii) the initial Interest Period for any Eurodollar Loan shall commence on the date of Borrowing of such Eurodollar Loan (including the date of any conversion thereto from a Base Rate Loan) and each Interest Period occurring thereafter in respect of such Eurodollar Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

            (iii) if any Interest Period for a Eurodollar Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

            (iv) if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Eurodollar Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

            (v) unless the Required Lenders otherwise agree, no Interest Period may be selected at any time when a Default or an Event of Default is then in existence; and

            (vi) no Interest Period in respect of any Borrowing of Eurodollar Loans shall be selected which extends beyond the Final Maturity Date.

            If upon the expiration of any Interest Period applicable to a Borrowing of Eurodollar Loans, the Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Eurodollar Loans as provided above, the Borrower shall be deemed to have elected to convert such Eurodollar Loans into Base Rate Loans effective as of the expiration date of such current Interest Period.

            1.10 Increased Costs, Illegality, etc. (a) In the event that any Lender shall have determined (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto but, with respect to clause (i) below, may be made only by the Administrative Agent):

            (i) on any Interest Determination Date that, by reason of any changes arising after the date of this Agreement affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Eurodollar Rate; or

            (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder with respect to any Eurodollar Loan because of (x) any change since the Effective Date in any applicable law or governmental rule, regulation, order, guideline or request (whether or not having the force of law) or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, order, guideline or request, such as, for example, but not limited to: (A) a change in the basis of taxation of payment to any Lender of the principal of or interest on the Loans or the Notes or any other amounts payable hereunder (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Lender pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein) or (B) a change in official reserve requirements, but, in all events, excluding reserves required under Regulation D to the extent included in the computation of the Eurodollar Rate and/or (y) other circumstances occurring since the Effective Date affecting the interbank Eurodollar market or the position of such Lender in such market; or

            (iii) at any time, that the making or continuance of any Eurodollar Loan has been made (x) unlawful by any law or governmental rule, regulation or order, (y) impossible by compliance by any Lender in good faith with any governmental request (whether or not having force of law) or (z) impracticable as a result of a contingency occurring after the Effective Date which materially and adversely affects the interbank Eurodollar market;

then, and in any such event, such Lender (or the Administrative Agent, in the case of clause (i) above) shall promptly give notice (by telephone promptly confirmed in writing) to the Borrower and, except in the case of clause (i) above, to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, Eurodollar Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to Eurodollar Loans which have not yet been incurred (including by way of conversion) shall be deemed rescinded by the Borrower, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon such Lender's written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender in its sole discretion shall determine) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding on all the parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in Section 1.10(b) as promptly as possible and, in any event, within the time period required by law.

            (b) At any time that any Eurodollar Loan is affected by the circumstances described in Section 1.10(a)(ii) or (iii), the Borrower may (and in the case of a Eurodollar Loan affected by the circumstances described in
Section 1.10(a)(iii) the Borrower shall) either (x) if the affected Eurodollar Loan is then being made initially or pursuant to a conversion, cancel such Borrowing by giving the Administrative Agent telephonic notice (confirmed in writing) on the same date that the Borrower was notified by the affected Lender or the Administrative Agent pursuant to Section 1.10(a)(ii) or (iii) or (y) if the affected Eurodollar Loan is then outstanding, upon at least three Business Days' written notice to the Administrative Agent, require the affected Lender to convert such Eurodollar Loan into a Base Rate Loan, provided that, if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 1.10(b).

            (c) If any Lender determines that after the Effective Date the introduction of or any change in any applicable law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any governmental authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender's Commitment hereunder or its obligations hereunder, then the Borrower shall pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable, provided that such Lender's determination of compensation owing under this Section 1.10(c) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 1.10(c), will give prompt written notice thereof to the Borrower, which notice shall show in reasonable detail the basis for calculation of such additional amounts.

            1.11 Compensation. The Borrower shall compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Eurodollar Loans but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Eurodollar Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion (whether or not withdrawn by the Borrower or deemed withdrawn pursuant to Section 1.10(a)); (ii) if any repayment (including any repayment made pursuant to Section 4.01, Section
4.02 or as a result of an acceleration of the Loans pursuant to Section 10) or conversion of any of its Eurodollar Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any of its Eurodollar Loans is not made on any date specified in a notice of prepayment given by the Borrower; or (iv) as a consequence of (x) any other default by the Borrower to repay its Eurodollar Loans when required by the terms of this Agreement or any Note held by such Lender or (y) any election made pursuant to Section 1.10(b).

            1.12 Change of Lending Office. Each Lender agrees that upon the occurrence of any event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans or Letters of Credit affected by such event, provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 1.12 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in Sections 1.10, 2.06 and 4.04.

            1.13 Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender or otherwise defaults in its obligations to make Loans, (y) upon the occurrence of an event giving rise to the operation of Section 1.10(a)(ii) or
(iii), Section 1.10(c), Section 2.06 or Section 4.04 with respect to any Lender which results in such Lender charging to the Borrower increased costs in excess of those being generally charged by the other Lenders or (z) in the case of a refusal by a

Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower shall have the right, if no Default or Event of Default then exists (or, in the case of preceding clause (z), no Default or Event of Default will exist immediately after giving effect to such replacement), to replace such Lender (the "Replaced Lender") with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the "Replacement Lender") and each of whom shall be required to be reasonably acceptable to the Administrative Agent, provided that (i) at the time of any replacement pursuant to this Section 1.13, the Replacement Lender shall enter into one or more Assignment and Assumption Agreements pursuant to
Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment and all outstanding Revolving Loans of, and participations in Letters of Credit by, the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Revolving Loans of the Replaced Lender, (II) an amount equal to all Unpaid Drawings that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time and (III) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 3.01, (y) each Issuing Lender an amount equal to such Replaced Lender's Percentage of any Unpaid Drawing (which at such time remains an Unpaid Drawing) to the extent such amount was not theretofore funded by such Replaced Lender to such Issuing Lender and (z) the Swingline Lender an amount equal to such Replaced Lender's Percentage of any Mandatory Borrowings to the extent such amount was not theretofore funded by such Replaced Lender to the Swingline Lender and (ii) all obligations of the Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Assumption Agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Revolving Note executed by the Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such Replaced Lender.

            SECTION 2. Letters of Credit.

            2.01 Letters of Credit. (a) Subject to and upon the terms and conditions set forth herein, the Borrower may request that an Issuing Lender issue, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, for the account of the Borrower and for the benefit of (x) any holder (or any trustee, agent or other similar representative for any such holders) of L/C Supportable Obligations of the Borrower or any of its Subsidiaries, an irrevocable standby letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender and (y) sellers of goods to the Borrower or any of its Subsidiaries, an irrevocable trade letter of credit, in a form customarily used by such Issuing Lender or in such other form as has been approved by such Issuing Lender (each such letter of credit issued pursuant to this Section 2.01, a "Letter of Credit" and, collectively, the "Letters of Credit"). All Letters of Credit shall be denominated in Dollars and shall be issued on a sight basis only.

            (b) Subject to and upon the terms and conditions set forth herein, each Issuing Lender agrees that it will, at any time and from time to time on and after the Effective Date and prior to the 30th day prior to the Final Maturity Date, following its receipt of the respective Letter of Credit Request, issue for the account of the Borrower, one or more Letters of Credit as are permitted to remain outstanding hereunder without giving rise to a Default or an Event of Default, provided that no Issuing Lender shall be under any obligation to issue any Letter of Credit of the types described above if at the time of such issuance:

            (i) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Lender from issuing such Letter of Credit or any requirement of law applicable to such Issuing Lender or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over such Issuing Lender shall prohibit, or request that such Issuing Lender refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Lender is not otherwise compensated) not in effect on the Effective Date, or any unreimbursed loss, cost or expense which was not applicable or in effect with respect to such Issuing Lender as of the date hereof; or

            (ii) such Issuing Lender shall have received from the Borrower or the Required Lenders prior to the issuance of such Letter of Credit notice of the type described in the second sentence of Section 2.03(b).

            2.02 Maximum Letter of Credit Outstandings; Final Maturities. Notwithstanding anything to the contrary contained in this Agreement, (i) no Letter of Credit shall be issued the Stated Amount of which, when added to the Letter of Credit Outstandings (exclusive of Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective Letter of Credit) at such time would exceed either (x) $150,000,000 or (y) when added to the sum of
(I) the aggregate principal amount of all Revolving Loans then outstanding and
(II) the aggregate principal amount of all Swingline Loans then outstanding, an amount equal to the Total Available Commitment at such time and (ii) each Letter of Credit shall by its terms terminate on or before (x) in the case of standby Letters of Credit, the earlier of (A) the date which occurs 12 months after the date of the issuance thereof (although any such standby Letter of Credit may be extendible for successive periods of up to 12 months, but not beyond the third Business Day prior to the Final Maturity Date, on terms acceptable to such Issuing Lender) and (B) three Business Days prior to the Final Maturity Date and
(y) in the case of trade Letters of Credit, the earlier of (A) the date which occurs 180 days after the date of issuance thereof and (B) 15 days prior to the Final Maturity Date.

            2.03 Letter of Credit Requests; Minimum Stated Amount. (a) Whenever the Borrower desires that a Letter of Credit be issued for its account, the Borrower shall give the Administrative Agent and the respective Issuing Lender at least five Business Days' (or such shorter period as is acceptable to such Issuing Lender) written notice thereof. Each notice shall be in the form of Exhibit C appropriately completed (each a "Letter of Credit Request").

            (b) The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section
2.02. Unless the respective Issuing Lender has received notice from the Borrower or the Required Lenders before it issues a Letter of Credit that one or more of the conditions specified in Section 6 are not then satisfied, or that the issuance of such Letter of Credit would violate Section 2.02, then such Issuing Lender shall, subject to the terms and conditions of this Agreement, issue the requested Letter of Credit for the account of the Borrower in accordance with such Issuing Lender's usual and customary practices. Upon its issuance of or amendment to any standby Letter of Credit, the respective Issuing Lender shall promptly notify the Borrower, each Participant and the Administrative Agent of such issuance or amendment and such notification shall be accompanied by a copy of the issued Letter of Credit or amendment. Notwithstanding anything to the contrary contained in this Agreement, in the event that a Lender Default exists, no Issuing Lender shall be required to issue any Letter of Credit unless such Issuing Lender has entered into an arrangement satisfactory to it and the Borrower to eliminate such Issuing Lender's risk with respect to the participation in Letters of Credit by the Defaulting Lender or Lenders, including by cash collateralizing such Defaulting Lender's or Lenders' Percentage of the Letter of Credit Outstandings.

            (c) The initial Stated Amount of each Letter of Credit shall not be less than $1,000,000 or such lesser amount as is acceptable to the respective Issuing Lender.

            2.04 Letter of Credit Participations. (a) Immediately upon the issuance by each Issuing Lender of any Letter of Credit, such Issuing Lender shall be deemed to have sold and transferred to each Lender, other than such Issuing Lender (each such Lender, in its capacity under this Section 2.04, a "Participant"), and each such Participant shall be deemed irrevocably and unconditionally to have purchased and received from such Issuing Lender, without recourse or warranty, an undivided interest and participation, to the extent of such Participant's Percentage, in such Letter of Credit, each drawing or payment made thereunder and the obligations of the Borrower under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto. Upon any change in the Commitments or Percentages of the Lenders pursuant to Section
1.13 or 13.04, it is hereby agreed that, with respect to all outstanding Letters of Credit and Unpaid Drawings, there shall be an automatic adjustment to the participations pursuant to this Section 2.04 to reflect the new Percentages of the assignor and assignee Lender, as the case may be.

            (b) In determining whether to pay under any Letter of Credit issued by it, no Issuing Lender shall have an obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by any Issuing Lender under or in connection with any Letter of Credit issued by it shall not create for such Issuing Lender any resulting liability to the Borrower, any other Credit Party, any Lender or any other Person unless taken or omitted by reason of the gross negligence or willful misconduct of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            (c) In the event that any Issuing Lender makes any payment under any Letter of Credit issued by it and the Borrower shall not have reimbursed such amount in full to such Issuing Lender pursuant to Section 2.05(a), such Issuing Lender shall promptly notify the Administrative Agent, which shall promptly notify each Participant of such failure, and each Participant shall promptly and unconditionally pay to such Issuing Lender the amount of such Participant's Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 12:00 Noon (Detroit, Michigan time) on any Business Day, any Participant required to fund a payment under a Letter of Credit, such Participant shall make available to the respective Issuing Lender in Dollars such Participant's Percentage of the amount of such payment on such Business Day in same day funds; provided, however, that no Participant shall be obligated to pay to the respective Issuing Lender its Percentage of such unreimbursed amount for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision). If and to the extent such Participant shall not have so made its Percentage of the amount of such payment available to the respective Issuing Lender, such Participant agrees to pay to such Issuing Lender, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to such Issuing Lender at the overnight Federal Funds Rate for the first three days and at the interest rate applicable to Base Rate Loans for each day thereafter. The failure of any Participant to make available to the respective Issuing Lender its Percentage of any payment under any Letter of Credit shall not relieve any other Participant of its obligation hereunder to make available to the respective Issuing Lender its Percentage of any payment under any Letter of Credit on the date required, as specified above, but no Participant shall be responsible for the failure of any other Participant to make available to such Issuing Lender such other Participant's Percentage of any such payment.

            (d) Whenever an Issuing Lender receives a payment of a reimbursement obligation as to which it has received any payments from the Participants pursuant to clause (c) above, such Issuing Lender shall pay to each Participant which has paid its Percentage thereof, in Dollars and in same day funds, an amount equal to such Participant's share (based upon the proportionate aggregate amount originally funded by such Participant to the aggregate amount funded by all Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations.

            (e) Upon the request of any Participant, each Issuing Lender shall furnish to such Participant copies of any Letter of Credit issued by it and such other documentation as may reasonably be requested by such Participant.

            (f) The obligations of the Participants to make payments to each Issuing Lender with respect to Letters of Credit issued by it shall be irrevocable and not subject to any qualification or exception whatsoever (except as otherwise provided in the proviso to the second sentence of Section 2.04(c)) and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (i) any lack of validity or enforceability of this Agreement or any of the other Credit Documents;

            (ii) the existence of any claim, setoff, defense or other right which the Borrower or any of its Subsidiaries may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agents, any Issuing Lender, any Participant or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Borrower or any Subsidiary of the Borrower and the beneficiary named in any such Letter of Credit);

            (iii) any draft, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (iv) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Credit Documents; or

            (v) the occurrence of any Default or Event of Default.

            2.05 Agreement to Repay Letter of Credit Drawings. (a) The Borrower agrees to reimburse each Issuing Lender, by making payment to the Administrative Agent in Dollars and in immediately available funds at the Payment Office, for any payment or disbursement made by such Issuing Lender under any Letter of Credit issued by it (each such amount, so paid until reimbursed, an "Unpaid Drawing"), not later than one Business Day following receipt by the Borrower of notice of such payment or disbursement (provided that no such notice shall be required to be given if a Default or an Event of Default under Section 10.05 shall have occurred and be continuing, in which case the Unpaid Drawing shall be due and payable immediately without presentment, demand, protest or notice of any kind (all of which are hereby waived by the Borrower)), with interest on the amount so paid or disbursed by such Issuing Lender, to the extent not reimbursed prior to 12:00 Noon (Detroit, Michigan time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date such Issuing Lender was reimbursed by the Borrower therefor at a rate per annum which shall be the sum of the Applicable Margin for Base Rate Loans plus the Base Rate each as in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (Detroit, Michigan time) on the third Business Day following the receipt by the Borrower of notice of such payment or disbursement or following the occurrence of a Default or an Event of Default under Section 10.05, interest shall thereafter accrue on the amounts so paid or disbursed by such Issuing Lender (and until reimbursed by the Borrower) at a rate per annum which shall be the sum of the Applicable Margin for Base Rate Loans plus the Base Rate each as in effect from time to time plus 2%, in each such case, with interest to be payable on demand. Each Issuing Lender shall give the Borrower prompt written notice of each Drawing under any Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder.

            (b) The obligations of the Borrower under this Section 2.05 to reimburse each Issuing Lender with respect to Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender (including in its capacity as issuer of the Letter of Credit or as Participant), including, without limitation, any defense based upon the failure of any drawing or payment under a Letter of Credit (each a "Drawing") to conform to the terms of the Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such Drawing; provided, however, that the Borrower shall not be obligated to reimburse the respective Issuing Lender for any wrongful payment made by such Issuing Lender under a Letter of Credit issued by it as a result of acts or omissions constituting willful misconduct or gross negligence on the part of such Issuing Lender (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            2.06 Increased Costs. If at any time after the Effective Date, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by the NAIC or any governmental authority charged with the interpretation or administration thereof, or compliance by any Issuing Lender or any Participant with any request or directive by the NAIC or by any such governmental authority (whether or not having the force of law), shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by any Issuing Lender or participated in by any Participant, or (ii) impose on any Issuing Lender or any Participant any other conditions relating, directly or indirectly, to this Agreement; and the result of any of the foregoing is to increase the cost to any Issuing Lender or any Participant of issuing, maintaining or participating in any Letter of Credit, or reduce the amount of any sum received or receivable by any Issuing Lender or any Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of such Issuing Lender or such Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, upon the delivery of the certificate referred to below to the Borrower by such Issuing Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), the Borrower shall pay to such Issuing Lender or such Participant such additional amount or amounts as will compensate such Issuing Lender or such Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. Each Issuing Lender or Participant, upon determining that any additional amounts will be payable to it pursuant to this Section 2.06, will give prompt written notice thereof to the Borrower, which notice shall include a certificate submitted to the Borrower by such Issuing

Lender or such Participant (a copy of which certificate shall be sent by such Issuing Lender or such Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate such Issuing Lender or such Participant. The certificate required to be delivered pursuant to this Section 2.06 shall, absent manifest error, be final and conclusive and binding on the Borrower.


            SECTION 3. Fees; Reductions of Commitment.

            3.01 Fees. (a) The Borrower agrees to pay to the Administrative Agent, for distribution to each Non-Defaulting Lender, a commitment commission (the "Commitment Commission") for the period from and including the Effective Date to but excluding the Final Maturity Date (or such earlier date on which the Total Commitment shall have been terminated), computed at a rate for each day equal to the Applicable Commitment Commission Percentage on the average daily amount of such Lender's Unutilized Commitment. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Final Maturity Date (or such earlier date on which the Total Commitment shall have been terminated).

            (b) The Borrower agrees to pay to the Administrative Agent for distribution to each Lender (based on each such Lender's respective Percentage) a fee in respect of each Letter of Credit issued hereunder (the "Letter of Credit Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to the Applicable Margin then in effect with respect to Eurodollar Loans on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

            (c) The Borrower agrees to pay to each Issuing Lender, for its own account, a facing fee in respect of each Letter of Credit issued hereunder by such Issuing Lender (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/8 of 1% on the daily Stated Amount of such Letter of Credit. Accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and upon the first day on or after the termination of the Total Commitment upon which no Letters of Credit remain outstanding.

            (d) The Borrower agrees to pay to each Issuing Lender, for its own account, upon each payment under, issuance of, or amendment to, any Letter of Credit issued by such Issuing Lender, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which such Issuing Lender is generally imposing in connection with such occurrence with respect to letters of credit issued by it.

            (e) The Borrower agrees to pay to the Agents, for their own accounts, such other fees as have been agreed to in writing by the Borrower and the Agents.

            3.02 Voluntary Termination of Unutilized Commitments. (a) Upon at least three Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right, at any time or from time to time, without premium or penalty, to terminate the Total Unutilized Commitment in whole, or reduce it in part, pursuant to this Section 3.02(a), in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof in the case of partial reductions to the Total Unutilized Commitment, provided that (i) each such reduction shall apply to reduce the remaining Scheduled Commitment Reductions on a pro rata basis (based upon the amount of each such remaining Scheduled Commitment Reduction after giving effect to all prior reductions thereto) and (ii) each such reduction shall apply proportionately to permanently reduce the Commitment of each Lender.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, subject to its compliance with the requirements of Section 13.12(b), upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders) terminate the Commitment of such Lender, so long as all Loans, together with accrued and unpaid interest, Fees and all other amounts, owing to such Lender are repaid concurrently with the effectiveness of such termination pursuant to
Section 4.01(b) (at which time Schedule I shall be deemed modified to reflect such changed amounts), and at such time, such Lender shall no longer constitute a "Lender" for purposes of this Agreement, except with respect to indemnifications under this Agreement (including, without limitation, Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01), which shall survive as to such repaid Lender.

            3.03 Mandatory Reduction of Commitments. (a) The Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on September 15, 1999 unless the Effective Date has occurred on or before such date.

            (b) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, but subject to reduction as provided in clause
(i) of the proviso set forth in Section 3.02(a) and as provided in clauses (c) and (d) of this Section 3.03, on each date set forth below, the Total Commitment shall be permanently reduced by the amount set forth opposite each such date below (each reduction required by this Section 3.03(b), a "Scheduled Commitment Reduction"):

                            Date                Amount
                            ----                ------
                       August 3, 2001       $100,000,000
                       August 3, 2002       $100,000,000

            (c) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on October 15, 1999 (or such earlier date, if any, on which the Borrower has notified the Agents in writing that the Borrower is no longer pursuing the DPRC Acquisition), the Total Commitment shall be permanently reduced by $470,000,000 unless the DPRC Acquisition Date has occurred by such date.

            (d) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on each date on which the Borrower incurs any Indebtedness pursuant to Section 9.04(xiii), the Total Commitment shall be permanently reduced by an amount equal to 50% of the cash proceeds received from the respective incurrence of Indebtedness (net of underwriting discounts and commissions and other reasonable costs associated therewith).

            (e) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, on the date on which the Borrower consummates a Sale-Leaseback Transaction with respect to the Farmington Hills Property and on the 180th day following the consummation of each other Sale-Leaseback Transaction pursuant to Section 9.02 (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and one or more Subsidiaries of the Borrower or between Subsidiaries of the Borrower), the Total Commitment shall be permanently reduced by an amount equal to the Value of each such Sale-Leaseback Transaction, provided that in the case of a Sale-Leaseback Transaction other than with respect to the Farmington Hills Property, the Total Commitment only shall be reduced to the extent, but only to the extent, that such amount has not otherwise been reinvested within such 180-day period and/or used to effect a permanent reduction in the Total Commitment pursuant to Section 3.02(a) as provided in Section 9.02.

            (f) In addition to any other mandatory commitment reductions pursuant to this Section 3.03, the Total Commitment (and the Commitment of each Lender) shall terminate in its entirety on the Final Maturity Date.

            (g) Each reduction to the Total Commitment pursuant to clauses (c),
(d) and (e) of this Section 3.03 shall be applied to reduce the then remaining Scheduled Commitment Reductions on a pro rata basis (based upon the amount of each such remaining Scheduled Commitment Reduction after giving effect to all prior reductions thereto). In addition, each reduction to the Total Commitment pursuant to this Section 3.03 shall be applied proportionately to permanently reduce the Commitment of each Lender.

            SECTION 4. Prepayments; Payments; Taxes.

            4.01 Voluntary Prepayments. (a) The Borrower shall have the right to prepay the Loans, without premium or penalty, in whole or in part at any time and from time to time on the following terms and conditions: (i) the Borrower shall give the Administrative Agent prior to 12:00 Noon (Detroit, Michigan time) at the Notice Office (x) at least one Business Day's prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Base Rate Loans (or same day notice in the case of a prepayment of Swingline Loans) and (y) at least three Business Days' prior written notice (or telephonic notice promptly confirmed in writing) of its intent to prepay Eurodollar Loans, the amount of such prepayment and the Types of Loans to be prepaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, which notice the Administrative Agent shall, except in the case of Swingline Loans, promptly transmit to each of the Lenders; (ii) (x) each partial prepayment of Revolving

Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $5,000,000 and (y) each partial prepayment of Swingline Loans pursuant to this Section 4.01(a) shall be in an aggregate principal amount of at least $1,000,000, provided that if any partial prepayment of Eurodollar Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each prepayment pursuant to this Section 4.01(a) in respect of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans, provided that at the Borrower's election in connection with any prepayment of Revolving Loans pursuant to this Section 4.01(a), such prepayment shall not, so long as no Default or Event of Default then exists, be applied to any Revolving Loan of a Defaulting Lender.

            (b) In the event of a refusal by a Lender to consent to certain proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), the Borrower may, upon five Business Days' prior written notice to the Administrative Agent at the Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), repay all Revolving Loans of such Lender, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, said Section 13.12(b) so long as (A) the Commitment of such Lender is terminated concurrently with such repayment pursuant to Section 3.02(b) (at which time Schedule I shall be deemed modified to reflect the changed Commitments) and (B) the consents, if any, required under
Section 13.12(b) in connection with the repayment pursuant to this clause (b) have been obtained.

            4.02 Mandatory Repayments. (a) On any day on which the sum of (I) the aggregate outstanding principal amount of all Revolving Loans (after giving effect to all other repayments thereof on such date), (II) the aggregate outstanding principal amount of all Swingline Loans (after giving effect to all other repayments thereof on such date) and (III) the aggregate amount of all Letter of Credit Outstandings exceeds the Total Available Commitment as then in effect, the Borrower shall prepay on such day the principal of Swingline Loans and, after all Swingline Loans have been repaid in full or if no Swingline Loans are outstanding, Revolving Loans in an amount equal to such excess. If, after giving effect to the prepayment of all outstanding Swingline Loans and Revolving Loans, the aggregate amount of the Letter of Credit Outstandings exceeds the Total Available Commitment as then in effect, the Borrower shall pay to the Administrative Agent at the Payment Office on such day an amount of cash and/or Cash Equivalents equal to the amount of such excess (up to a maximum amount equal to the Letter of Credit Outstandings at such time), such cash and/or Cash Equivalents to be held as security for all obligations of the Borrower to the Issuing Lenders and the Lenders hereunder in a cash collateral account to be established by the Administrative Agent.

            (b) With respect to each repayment of Revolving Loans required by this Section 4.02, the Borrower may designate the Types of Revolving Loans which are to be repaid and, in the case of Eurodollar Loans, the specific Borrowing or Borrowings pursuant to which made, provided that: (i) repayments of Eurodollar Loans pursuant to this Section 4.02 may only be made on the last day of an Interest Period applicable thereto unless all Eurodollar Loans with Interest Periods ending on such date of required repayment and all Base Rate Loans have been paid in full; (ii) if any repayment of Eurodollar Loans made pursuant to a single Borrowing shall reduce the outstanding Eurodollar Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, such Borrowing shall be converted at the end of the then current Interest Period into a Borrowing of Base Rate Loans; and (iii) each repayment of any Revolving Loans made pursuant to a Borrowing shall be applied pro rata among such Revolving Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion.

            (c) Notwithstanding anything to the contrary contained in this Agreement or in any other Credit Document, (i) all then outstanding Revolving Loans shall be repaid in full on the Final Maturity Date and (ii) all then outstanding Swingline Loans shall be repaid in full on the Swingline Expiry Date.

            4.03 Method and Place of Payment. Except as otherwise specifically provided herein, all payments under this Agreement or under any Note shall be made to the Administrative Agent for the account of the Lender or Lenders entitled thereto not later than 12:00 Noon (Detroit, Michigan time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

            4.04 Net Payments. (a) All payments made by the Borrower hereunder or under any Note will be made without setoff, counterclaim or other defense. Except as provided in Section 4.04(b), all such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or profits of a Lender pursuant to the laws of the jurisdiction in which it is organized or the jurisdiction in which the principal office or applicable lending office of such Lender is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect to such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges (all such non-excluded taxes, levies, imposts, duties, fees, assessments or other charges being referred to collectively, as "Taxes"). If any Taxes are so levied or imposed, the Borrower agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement or under any Note, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein or in such Note. If any amounts are payable in respect of Taxes pursuant to the preceding sentence, the Borrower agrees to reimburse each Lender, upon the written request of such Lender, for taxes imposed on or measured by the net income or profits of such Lender pursuant to the laws of the jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which such Lender is organized or in which the principal office or applicable lending office of such Lender is located and for any withholding of taxes as such Lender shall determine are payable by, or withheld from, such Bank, in respect of such amounts so paid to or on behalf of such Lender pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Lender pursuant to this sentence. The Borrower will furnish to the Administrative Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Borrower. The Borrower agrees to indemnify and hold harmless each Lender, and reimburse such Lender upon its written request, for the amount of any Taxes so levied or imposed and paid by such Lender.

            (b) Each Lender that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 1.13 or 13.04 (unless the respective Lender was already Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement and under any Note, or (ii) if the Lender is not a "bank" within the meaning of
Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or any successor forms) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit D (any such certificate, a "Section 4.04(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio exemption) (or successor form) certifying to such Lender's entitlement as of such date to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement and under any Note. In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, such Lender will deliver to the Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI, Form W-8BEN (with respect to the benefits of any income tax treaty), Form W-8BEN (with respect to the portfolio interest exemption) and a Section 4.04(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement and any Note, or such Lender shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this Section 4.04(b). Notwithstanding anything to the contrary contained in Section 4.04(a), but subject to Section 13.04(b) and the immediately succeeding sentence, (x) the Borrower shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, Fees or other amounts payable hereunder for the account of any Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes to the extent that such Lender has not provided to the Borrower U.S. Internal Revenue Service forms that establish a complete exemption from such deduction or withholding and (y) the Borrower shall not be obligated pursuant to Section 4.04(a) hereof to gross-up payments to be made to a Lender in respect of income or similar taxes imposed by the United States if (I) such Lender has not provided to the Borrower the Internal Revenue Service forms required to be provided to the Borrower pursuant to this Section 4.04(b) or (II) in the case of a payment, other than interest, to a Lender described in clause (ii) above, to the extent that such forms do not establish a complete exemption from withholding of such taxes. Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 4.04 and except as set forth in Section 13.04(b), the Borrower agrees to pay any additional amounts and to indemnify each Lender in the manner set forth in Section 4.04(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any Taxes deducted or withheld by it as described in the immediately preceding sentence as a result of any changes that are effective after the Effective Date in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of such Taxes.

            SECTION 5A. Conditions Precedent to the Effective Date. The occurrence of the Effective Date pursuant to Section 13.10 is subject to the satisfaction of the following conditions:

            5A.01 Execution of Agreement; Notes. On the Effective Date, (i) this Agreement shall have been executed and delivered as provided in Section 13.10 and (ii) there shall have been delivered to the Administrative Agent for the account of each of the Lenders that has requested same, the appropriate Revolving Notes executed by the Borrower and to the Swingline Lender to the extent requested by it, the Swingline Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

            5A.02 Officer's Certificate. On the Effective Date, the Agents shall have received a certificate, dated the Effective Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5A.06, 5A.07, 5A.10 and 6.01 have been satisfied on such date.

            5A.03 Opinions of Counsel. On the Effective Date, the Agents shall have received (i) from Honigman Miller Schwartz and Cohn, special counsel to the Credit Parties, an opinion addressed to each of the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-1 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request, and (ii) from the General Counsel of the Borrower, an opinion addressed to each of the Agents and each of the Lenders and dated the Effective Date covering the matters set forth in Exhibit E-2 and such other matters incident to the transactions contemplated herein as the Agents may reasonably request.

            5A.04 Corporate Documents; Proceedings; etc. (a) On the Effective Date, the Agents shall have received a certificate from each Credit Party, dated the Effective Date, signed on behalf of such Credit Party by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, in the form of Exhibit F with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents) of such Credit Party and the resolutions of such Credit Party referred to in such certificate, and the foregoing shall be in form and substance reasonably acceptable to the Agents.

            (b) All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by this Agreement and the other Credit Documents shall be reasonably satisfactory in form and substance to the Agents, and the Agents shall have received all information and copies of all documents and papers, including records of corporate, partnership or limited liability company proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

            5A.05 Fees, etc. On the Effective Date, the Borrower shall have paid to the Agents and the Lenders all reasonable costs, fees and expenses (including, without limitation, reasonable legal fees and expenses) payable to the Agents and the Lenders to the extent then due.

            5A.06 Adverse Change, etc. (a) Since March 31, 1999, nothing shall have occurred (and neither of the Agents nor the Lenders shall have become aware of any facts or conditions not previously known) which either of the Agents or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by this Agreement and the other Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement and the other Credit Documents or otherwise referred to herein or therein. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement and the other Credit Documents or otherwise referred to herein or therein.

            5A.07 Litigation. On the Effective Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to this Agreement or any other Credit Document or (ii) which either of the Agents or the Required Lenders shall reasonably determine could reasonably be expected to have a Material Adverse Effect.

            5A.08 Subsidiaries Guaranty. On the Effective Date, each Subsidiary Guarantor shall have duly authorized, executed and delivered the Subsidiaries Guaranty in the form of Exhibit G (as modified, amended or supplemented from time to time, the "Subsidiaries Guaranty"), and the Subsidiaries Guaranty shall be in full force and effect.

            5A.09 Financial Statements; Projections. On or prior to the Effective Date, the Agents shall have received true and correct copies of the historical financial statements, the pro forma financial statements and the Projections referred to in Sections 7.05(a) and (d), which historical financial statements, pro forma financial statements and Projections shall be in form and substance reasonably satisfactory to the Agents and the Required Lenders.

            5A.10 Existing Compuware Credit Facility. On or prior to the Effective Date, the Borrower shall have terminated the Existing Compuware Credit Facility and shall have repaid all amounts outstanding thereunder and the lenders thereunder shall have released any and all Liens and guaranties given in respect thereof and the Agents shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth above in this Section 5A.10 have occurred.

            SECTION 5B. Conditions Precedent to the DPRC Acquisition. The ability of the Borrower or a Subsidiary thereof to consummate the DPRC Acquisition, and the obligation of each Lender to make Revolving Loans to finance the same, is subject to the satisfaction of the following conditions:

            5B.01 Effective Date. The Effective Date shall have occurred.

            5B.02 Officer's Certificate. On the DPRC Acquisition Date, the Agents shall have received a certificate, dated the DPRC Acquisition Date and signed on behalf of the Borrower by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Borrower, certifying on behalf of the Borrower that all of the conditions in Sections 5B.04, 5B.05, 5B.06 and 6.01 have been satisfied on such date.

            5B.03 Corporate Documents; Proceedings. All corporate, partnership, limited liability company and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the DPRC Acquisition Documents shall be reasonably satisfactory in form and substance to the Agents.

            5B.04 DPRC Acquisition. (a) On the DPRC Acquisition Date (and concurrently with the incurrence of any Revolving Loans on such date), either
(i) the DPRC Tender Offer shall have been consummated in all material respects in accordance with the DPRC Tender Offer Documents and all applicable laws, and each of the material conditions precedent to the consummation of the DPRC Tender Offer as set forth in the DPRC Tender Offer Documents (including the 91% minimum share tender condition) shall have been satisfied and not waived, except with the consent of the Agents and the Required Lenders (which consent will not be reasonably withheld), to the reasonable satisfaction of the Agents or (ii) in the event that the DPRC Tender Offer expires without the Borrower or a Wholly-Owned Domestic Subsidiary thereof consummating same as provided in preceding clause (i), the DPRC Merger shall have been consummated in all material respects in accordance with the DPRC Merger Agreement and all applicable laws, and each of the material conditions precedent to the consummation of the DPRC Merger as set forth in the DPRC Merger Agreement shall have been satisfied and not waived, except with the consent of the Agents and the Required Lenders (which consent will not be unreasonably withheld), to the reasonable satisfaction of the Agents.

            (b) DPRC Merger Agreement. On or prior to the DPRC Acquisition Date, the DPRC Merger Agreement shall have been entered into and shall be in full force and effect on the DPRC Acquisition Date.

            (c) On the DPRC Acquisition Date, the Borrower or DPRC shall have terminated the Existing DPRC Credit Facility and shall have repaid all amounts outstanding thereunder and the lenders thereunder shall have released any and all Liens and guaranties given in respect thereof and the Agents shall have received evidence, in form and substance reasonably satisfactory to them, that the matters set forth above in this Section 5B.04(d) have occurred.

            (d) On or prior to the DPRC Acquisition Date, the Agents shall have received true and correct copies of the DPRC Acquisition Documents, and all of the terms and conditions thereof shall be in the form delivered to the Agents prior to the Effective Date, with such changes thereto as may be agreed to from time to time by the Agents.

            5B.05 Adverse Change, etc. (a) (i) Since March 31, 1999, nothing shall have occurred (and neither of the Agents nor the Lenders shall have become aware of any facts or conditions not previously known) which either of the Agents or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a Material Adverse Effect.

            (ii) Since July 31, 1998, nothing shall have occurred (and neither of the Agents nor the Lenders shall become aware of any facts or conditions not previously known) which either of the Agents or the Required Lenders shall reasonably determine has had, or could reasonably be expected to have, a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of DPRC and its Subsidiaries taken as a whole.

            (b) On or prior to the DPRC Acquisition Date, all necessary governmental (domestic and foreign) and material third party approvals and/or consents in connection with the transactions contemplated by the DPRC Acquisition Documents and otherwise referred to herein or therein shall have been obtained and remain in effect (other than the DPRC shareholder vote necessary to approve the DPRC Merger and the filing of the merger certificate to effect the DPRC Merger except to the extent that the DPRC Merger is to be consummated on the DPRC Acquisition Date as contemplated by clause (ii) of
Section 5B.04(a), in which case such shareholder approval and filing shall have been obtained or made, as the case may be), and all applicable waiting periods with respect thereto shall have expired without any action being taken by any competent authority which restrains, prevents or imposes materially adverse conditions upon the consummation of the DPRC Acquisition. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by the DPRC Acquisition Documents.

            5B.06 Litigation. On the DPRC Acquisition Date, there shall be no actions, suits or proceedings pending or threatened (i) with respect to any DPRC Acquisition Document or (ii) which either of the Agents or the Required Lenders shall reasonably determine could reasonably be expected to have (x) a Material Adverse Effect or (y) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of DPRC and its Subsidiaries taken as a whole.

            SECTION 6. Conditions Precedent to All Credit Events. The obligation of each Lender to make Loans (including any Loans made on the Effective Date and on the DPRC Acquisition Date), and the obligation of each Issuing Lender to issue Letters of Credit, is subject, at the time of each such Credit Event (except as hereinafter indicated), to the satisfaction of the following conditions:

            6.01 No Default; Representations and Warranties. At the time of each such Credit Event and also after giving effect thereto (i) there shall exist no Default or Event of Default and (ii) all representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on the date of such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            6.02 Notice of Borrowing; Letter of Credit Request. (a) Prior to the making of each Revolving Loan (other than a Revolving Loan made pursuant to a Mandatory Borrowing), the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 1.03(a). Prior to the making of each Swingline Loan, the Swingline Lender shall have received the notice referred to in Section 1.03(b)(i).

            (b) Prior to the issuance of each Letter of Credit, the Administrative Agent and the respective Issuing Lender shall have received a Letter of Credit Request meeting the requirements of Section 2.03(a).

            The acceptance of the benefits of each Credit Event shall constitute a representation and warranty by the Borrower to each of the Agents and each of the Lenders that all the conditions specified in Section 5A (with respect to Credit Events to occur on the Effective Date), in Section 5B (with respect to Credit Events to occur on the DPRC Acquisition Date), and in this Section 6 (with respect to Credit Events to occur on or after the Effective Date) and applicable to such Credit Event exist as of that time. All of the Notes, certificates, legal opinions and other documents and papers referred to in
Section 5A, Section 5B and in this Section 6, unless otherwise specified, shall be delivered to the Administrative Agent at the Notice Office for the account of each of the Lenders and, except for the Notes, in sufficient counterparts or copies for each of the Lenders and shall be in form and substance satisfactory to the Agents and the Required Lenders.

            SECTION 7. Representations, Warranties and Agreements. In order to induce the Lenders to enter into this Agreement and to make the Loans, and issue (or participate in) the Letters of Credit as provided herein, the Borrower makes the following representations, warranties and agreements, in each case after giving effect to the Effective Date, all of which shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans and issuance of the Letters of Credit, with the occurrence of each Credit Event on or after the Effective Date being deemed to constitute a representation and warranty that the matters specified in this Section 7 are true and correct in all material respects on and as of the date of each such Credit Event (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

            7.01 Organizational Status. Each of the Borrower and each of its Subsidiaries (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except for failures to be so duly organized, validly existing or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate, partnership or limited liability company power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            7.02 Power and Authority. Each Credit Party has the corporate, partnership or limited liability company power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Documents to which it is party and has taken all necessary corporate, partnership or limited liability company action, as the case may be, to authorize the execution, delivery and performance by it of each of such Documents. Each Credit Party has duly executed and delivered each of the Documents to which it is party, and each of such Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

            7.03 No Violation. Neither the execution, delivery or performance by any Credit Party of the Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any applicable law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Borrower or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Borrower or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) will violate any provision of the certificate or articles of incorporation or by-laws (or equivalent organizational documents) of the Borrower or any of its Subsidiaries.

            7.04 Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date and (y) the receipt of the DPRC shareholder consent to approve the DPRC Merger and the filing of the merger certificate to effect the DPRC Merger, each of which will have been obtained or made by the time of the consummation of the DPRC Merger), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required by any Credit Party to authorize, or is required in connection with, (i) the execution, delivery and performance of any Document by any Credit Party or (ii) the legality, validity, binding effect or enforceability of any such Document against any Credit Party.

            7.05 Financial Statements; Financial Condition; Undisclosed Liabilities; Projections; etc. (a) (i) The audited consolidated balance sheet of the Borrower and its Subsidiaries for its fiscal year ended on March 31, 1999, and the related audited consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the fiscal year ended on such date, copies of which have been furnished to the Agents prior to the Effective Date, present fairly in all material respects the consolidated financial position of the Borrower and its Subsidiaries at the date of such balance sheet and the consolidated results of the operations of the Borrower and its subsidiaries for the period covered thereby. All of the foregoing financial statements have been prepared in accordance with generally accepted accounting principles consistently applied.

            (ii) The pro forma consolidated balance sheet of the Borrower and its Subsidiaries as of March 31, 1999 (after giving effect to the DPRC Acquisition and the financing therefor), and the related pro forma consolidated statements of income, cash flows and shareholders' equity of the Borrower and its Subsidiaries for the twelve month period ended on March 31, 1999 (after giving effect to the DPRC Acquisition and the financing therefor and assuming that same had occurred on April 1, 1998), copies of which have been furnished to the Agents prior to the Effective Date, present fairly in all material respects the pro forma consolidated financial position of the Borrower and its Subsidiaries as of March 31, 1999 and the pro forma consolidated results of the operations of the Borrower and its Subsidiaries for the period covered thereby. All of the foregoing pro forma financial statements have been prepared on a basis consistent with the historical financial statements of the Borrower set forth in the clause (i) of this Section 7.05(a).

            (b) (i) The sum of the assets, at a fair valuation, of each of the Borrower on a stand-alone basis and of the Borrower and its Subsidiaries taken as a whole will exceed its debts, (ii) each of the Borrower on a stand-alone basis and the Borrower and its Subsidiaries taken as a whole has not incurred and does not intend to incur, and does not believe that it will incur, debts beyond its ability to pay such debts as such debts mature, and (iii) each of the Borrower on a stand alone basis and the Borrower and its Subsidiaries taken as a whole will have sufficient capital with which to conduct its business. For purposes of this Section 7.05(b), "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

            (c) Except as fully disclosed in the financial statements (including the notes thereto) delivered pursuant to Section 7.05(a), there were as of the Effective Date, no liabilities or obligations with respect to the Borrower or any of its Subsidiaries (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to the Borrower and its Subsidiaries taken as a whole.

            (d) On and as of the Effective Date and the DPRC Acquisition Date, the Projections delivered to the Agents prior to the Effective Date have been prepared in good faith and are based on reasonable assumptions, and there are no statements or conclusions in the Projections which are based upon or include information known to the Borrower to be misleading in any material respect or which fail to take into account material information known to the Borrower regarding the matters reported therein. On the Effective Date and the DPRC Acquisition Date, the Borrower believes that the Projections are reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by the Projections may differ from the projected results.

            (e) Since March 31, 1999, there has been no change in the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower or any of its Subsidiaries that has had, or could reasonably be expected to have, a Material Adverse Effect.

            7.06 Litigation. There are no actions, suits or proceedings pending or, to the knowledge of the Borrower, threatened by or before any court, agency or other governmental instrumentality that could reasonably be expected to, either individually or in the aggregate, have a Material Adverse Effect.

            7.07 True and Complete Disclosure. All factual information (taken as a whole) furnished by or on behalf of the Borrower in writing to any Agent or any Lender for purposes of or in connection with this Agreement, the other Documents or any transaction contemplated herein or therein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of the Borrower in writing to any Agent or any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any fact necessary to make such information (taken as a whole) not misleading in any material respect at such time in light of the circumstances under which such information was provided (it being understood that (i) the Projections shall not be subject to the representations and warranties set forth in this Section 7.07 but instead are subject to the representations and warranties set forth in Section 7.05(d) and (ii) no representation or warranty is made by the Borrower pursuant to this Section 7.07 to the extent that any such information relates to a Person other than the Borrower or a Subsidiary thereof and such information was prepared by a Person other than the Borrower, a Subsidiary thereof or any financial, legal or other advisor or agent of the Borrower or a Subsidiary thereof).

            7.08 Use of Proceeds; Margin Regulations. (a) All proceeds of the Loans shall be used (i) to fund the DPRC Acquisition, (ii) to repurchase outstanding DPRC Convertible Subordinated Notes from and after the DPRC Acquisition Date, (iii) to pay the fees and expenses related to the foregoing,
(iv) to repay in full the Existing Compuware Credit Facility, (v) to repay in full the Existing DPRC Credit Facility on the DPRC Acquisition Date and (vi) for the working capital and general corporate purposes of the Borrower and its Subsidiaries (including for acquisitions otherwise permitted under this Agreement).

            (b) Neither the making of any Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate or be inconsistent with the provisions of Regulation T, U or X. At the time of each Credit Event and after giving effect thereto (including after giving effect to the application of the proceeds therefrom), no more than 25% of the value of the assets of the Borrower on a consolidated basis shall constitute Margin Stock.

            7.09 Tax Returns and Payments. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, except for those contested in good faith and adequately disclosed and fully provided for on the financial statements of the Borrower and its Subsidiaries in accordance with generally accepted accounting principles. There is no action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Borrower, threatened by any authority regarding any taxes relating to the Borrower or any of its Subsidiaries that, either individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

            7.10 Compliance with ERISA. (a) Except as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: each Plan (and each related trust, insurance contract or fund) is in substantial compliance with its terms and with all applicable laws, including without limitation ERISA and the Code; each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of Sections 401(a) and 501(a) of the Code; no Reportable Event has occurred; no Plan which is a multiemployer plan (as defined in Section 4001(a)(3) of ERISA) is insolvent or in reorganization; no Plan has an Unfunded Current Liability; no Plan which is subject to Section 412 of the Code or Section 302 of ERISA has an accumulated funding deficiency, within the meaning of such sections of the Code or ERISA, or has applied for or received a waiver of an accumulated funding deficiency or an extension of any amortization period, within the meaning of
Section 412 of the Code or Section 303 or 304 of ERISA; all contributions required to be made with respect to a Plan have been made and no liability has occurred as a result of any failure to make any such contribution in a timely manner; neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred any liability (including any indirect, contingent or secondary liability) to or on account of a Plan pursuant to Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section
401(a)(29), 4971 or 4975 of the Code or reasonably expects to incur any such liability under any of the foregoing sections with respect to any Plan; no condition exists which presents a material risk to the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate of incurring a liability to or on account of a Plan pursuant to the foregoing provisions of ERISA and the Code; no proceedings have been instituted to terminate or appoint a trustee to administer any Plan which is subject to Title IV of ERISA; no action, suit, proceeding, hearing, audit or investigation with respect to the administration, operation or the investment of assets of any Plan (other than routine claims for benefits) is pending or the Borrower is reasonably expected or threatened; using actuarial assumptions and computation methods consistent with Part 1 of subtitle E of Title IV of ERISA, the aggregate liabilities of the Borrower and its Subsidiaries and its ERISA Affiliates to all Plans which are multiemployer plans (as defined in Section 4001(a)(3) of ERISA) in the event of a complete withdrawal therefrom, as of the close of the most recent fiscal year of each such Plan, could not reasonably be expected to have a Material Adverse Effect; each group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) which covers or has covered employees or former employees of the Borrower, any Subsidiary of the Borrower, or any ERISA Affiliate has at all times been operated in substantial compliance with the provisions of Part 6 of subtitle B of Title I of ERISA and Section 4980B of the Code and any failure to so comply would not result in a material liability; no lien imposed under the Code or ERISA on the assets of the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate exists or is likely to arise on account of any Plan; and the Borrower and its Subsidiaries may cease contributions to or terminate any employee benefit plan maintained by any of them without incurring any liability.

            (b) Except as could not either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made and no liability has occurred as a result of any failure to make any such contribution in a timely manner; (iii) neither the Borrower nor any of its Subsidiaries has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Pension Plan; and (iv) the present value of the accrued benefit liabilities (whether or not vested) under each Foreign Pension Plan, determined as of the end of the Borrower's most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Foreign Pension Plan allocable to such benefit liabilities.

            7.11 Properties. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all of its material properties, except for any defects that, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and all such property is free and clear of all Liens, other than Permitted Liens.

            7.12 Year 2000. All Information Systems and Equipment are either Year 2000 Compliant, or any reprogramming, remediation, or any other corrective action, including the internal testing of all such Information Systems and Equipment, will be completed by November 30, 1999, except to the extent that the failure to be Year 2000 Compliant could not reasonably be expected to result in a Default, an Event of Default or a Material Adverse Effect. Further, to the extent that such reprogramming/remediation and testing action is required, the cost thereof, as well as the cost of the reasonably foreseeable consequences of failure to become Year 2000 Compliant, to the Borrower and its Subsidiaries (including, without limitation, reprogramming errors and the failure of other systems or equipment) will not result in a Default, an Event of Default or a Material Adverse Effect.

            7.13 Subsidiaries. As of the Effective Date, the Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule III. Schedule III correctly sets forth, as of the Effective Date, (i) the percentage ownership (direct or indirect) of the Borrower in each class of capital stock or other equity of each of its Subsidiaries and also identifies the direct owner thereof and (ii) the jurisdiction of organization of each such Subsidiary.

            7.14 Compliance with Statutes, etc. Each of the Borrower and each of its Subsidiaries is in compliance with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.15 Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

            7.16 Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

            7.17 Environmental Matters. Except to the extent that any matter set forth or described below in this Section 7.17, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect: each of the Borrower and each of its Subsidiaries is in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws; and there are no pending or, to the knowledge of the Borrower, threatened Environmental Claims against the Borrower or any of its Subsidiaries (including any such claim arising out of the ownership, lease or operation by the Borrower or any of its Subsidiaries of any Real Property no longer owned, leased or operated by the Borrower or any of its Subsidiaries) or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries.

            7.18 Labor Relations. Neither the Borrower nor any of its Subsidiaries is engaged in any unfair labor practice that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There is (i) no unfair labor practice complaint pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against any of them, (ii) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of its Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of its Subsidiaries and (iii) no union representation question exists with respect to the employees of the Borrower or any of its Subsidiaries, except (with respect to any matter specified in clause
(i), (ii) or (iii) above, either individually or in the aggregate) such as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            7.19 Patents, Licenses, Franchises and Formulas. Each of the Borrower and each of its Subsidiaries owns or has the right to use all the patents, trademarks, permits, service marks, trade names, copyrights, licenses, franchises, proprietary information (including but not limited to rights in computer programs and databases) and formulas, or rights with respect to the foregoing, and has obtained assignments of all leases and other rights of whatever nature, necessary for the present conduct of its business, without any known conflict with the rights of others which, or the failure to obtain which, as the case may be, could reasonably be expected to result in a Material Adverse Effect.

            SECTION 8. Affirmative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            8.01 Information Covenants. The Borrower will furnish to the Administrative Agent (which will promptly forward same to each Lender):

            (a) Quarterly Financial Statements. Within 50 days after the close of the first three quarterly accounting periods in each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of income and shareholders' equity and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case setting forth comparative figures for the related periods in the prior fiscal year, all of which shall be certified by a Financial Officer of the Borrower that they fairly present in all material respects in accordance with generally accepted accounting principles the financial condition of the Borrower and its Subsidiaries as of the dates indicated and the results of their operations and changes in their cash flows for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management's discussion and analysis of the important operational and financial developments during such quarterly accounting period (it being understood and agreed that the delivery by the Borrower to the Administrative Agent of the Borrower's Form 10-Q as filed with the SEC for the respective quarterly accounting period and within 50 days after the close thereof shall satisfy the provisions of this clause (a) to the extent, but only to the extent, that such Form 10-Q contains the information and/or certification required to be delivered pursuant to this clause (a), and to the extent that any such information and/or certification is not otherwise contained in such Form 10-Q, such information and/or certification shall be delivered together with the respective Form 10-Q).

            (b) Annual Financial Statements. Within 95 days after the close of each fiscal year of the Borrower, (i) the consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of income and shareholders' equity and statement of cash flows for such fiscal year setting forth comparative figures for the preceding fiscal year and certified by independent certified public accountants of recognized national standing, together with a report of such accounting firm (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of audit) stating that in the course of its regular audit of the financial statements of the Borrower and its Subsidiaries, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm obtained no knowledge of any Default or an Event of Default which has occurred and is continuing relating to any financial accounting matters or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof, and (ii) management's discussion and analysis of the important operational and financial developments during such fiscal year (it being understood and agreed that the delivery by the Borrower to the Administrative Agent of the Borrower's Form 10-K as filed with the SEC for the respective fiscal year and within 95 days after the close thereof shall satisfy the provisions of this clause (b) to the extent, but only to the extent, that such Form 10-K contains the information and/or certification required to be delivered pursuant to this clause (b), and to the extent that any such information and/or certification is not otherwise contained in such Form 10-K, such information and/or certification shall be delivered together with the respective Form 10-K).

            (c) Officers Certificates. At the time of delivery of the financial statements provided for in Sections 8.01(a) and (b), a certificate of a Financial Officer of the Borrower to the effect that, to the best of such officer's knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Borrower and its Subsidiaries were in compliance with the provisions of 9.02, 9.04, 9.05 and 9.07 through 9.09, inclusive, at the end of such fiscal quarter or year, as the case may be.

            (d) Notice of Default or Litigation. Promptly upon, and in any event within five Business Days after, any officer of the Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default, (ii) any litigation or governmental investigation or proceeding pending against the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or (iii) any other development that has had, or could reasonably be expected to have, a Material Adverse Effect.

            (e) Other Reports and Filings. Promptly after the filing or delivery thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and all proxy materials, if any, which the Borrower or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the "SEC").

            (f) Environmental Matters. Promptly after any officer of the Borrower obtains knowledge thereof, notice in reasonable detail of one or more of the following environmental matters, unless such environmental matters could not, individually or when aggregated with all other such environmental matters, be reasonably expected to have a Material Adverse Effect:

            (i) any pending or threatened Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries; or

            (ii) any condition or occurrence on or arising from any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that (I) results in noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (II) could be expected to form the basis of an Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property;

            (g) Debt Rating. Promptly upon, and in any event within three Business Days after, any officer of the Borrower obtains knowledge of any change by Moody's or S&P in the Borrower's Debt Rating, notice of such change.

            (h) Other Information. From time to time, such other information or documents (financial or otherwise) with respect to the Borrower or any of its Subsidiaries as any Agent or Lender may reasonably request.

            8.02 Books, Records and Inspections. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries sufficient to prepare the financial statements required to be delivered pursuant to this Agreement in conformity with generally accepted accounting principles and all requirements of law shall be made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit officers and designated representatives of any Agent or any Lender to visit and inspect, under guidance of officers of the Borrower or such Subsidiary, any of the properties of the Borrower or such Subsidiary, and to examine the books of account of the Borrower or such Subsidiary and discuss the affairs, finances and accounts of the Borrower or such Subsidiary with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as such Agent or such Lender may reasonably request.

            8.03 Maintenance of Insurance. The Borrower will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurance companies insurance in at least such amounts and against at least such risks as is consistent and in accordance with industry practice for companies similarly situated owning similar properties in the same general areas in which the Borrower or any of its Subsidiaries operates.

            8.04 Corporate Franchises. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence and its material rights, franchises, licenses and patents; provided, however, that nothing in this
Section 8.04 shall prevent (i) sales of assets and other transactions by the Borrower or any of its Subsidiaries in accordance with Section 9.03 or (ii) the withdrawal by the Borrower or any of its Subsidiaries of its qualification as a foreign corporation, partnership or limited liability company, as the case may be, in any jurisdiction where such withdrawal could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.05 Compliance with Statutes, etc. The Borrower will, and will cause each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business, the ownership of its property (including applicable statutes, regulations, orders and restrictions relating to environmental standards and controls), except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.06 Compliance with Environmental Laws. The Borrower will, and will cause each of its Subsidiaries to, comply in all respects with all Environmental Laws applicable to the ownership or use of its Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws, except such noncompliances as could not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            8.07 ERISA. As soon as possible and, in any event, within fifteen
(15) days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows or has reason to know of the occurrence of any of the following (but only to the extent that any of the following, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), the Borrower will deliver to each of the Lenders a certificate of a Financial Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed by the Borrower, such Subsidiary, the Plan administrator or such ERISA Affiliate to or with the PBGC or any other governmental agency, or a Plan participant and any notices received by the Borrower, such Subsidiary or ERISA Affiliate from the PBGC or any other government agency, or a Plan participant with respect thereto: that a Reportable Event has occurred (except to the extent that the Borrower has previously delivered to the Lenders a certificate and notices (if any) concerning such event pursuant to the next clause hereof); that a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA is subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph (b)(1) thereof), and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 is reasonably expected to occur with respect to such Plan within the following 30 days; that an accumulated funding deficiency, within the meaning of
Section 412 of the Code or Section 302 of ERISA, has been incurred or an application may be or has been made for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code or Section 303 or 304 of ERISA with respect to a Plan; that any contribution required to be made with respect to a Plan or Foreign Pension Plan has not been timely made; that a Plan covered by Title IV of ERISA has been or may be terminated, reorganized, partitioned or declared insolvent under Title IV of ERISA; that a Plan has an Unfunded Current Liability; that proceedings may be or have been instituted to terminate or appoint a trustee to administer a Plan which is subject to Title IV of ERISA; that a proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Plan; that the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate will or may incur any liability (including any indirect, contingent, or secondary liability) to or on account of the termination of or withdrawal from a Plan under Section 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or with respect to a Plan under
Section 401(a)(29), 4971, 4975 or 4980 of the Code or Section 409 or 502(i) or 502(l) of ERISA or with respect to a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code; or that the Borrower or any Subsidiary of the Borrower may incur any liability pursuant to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) that provides benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or any Plan or any Foreign Pension Plan.

            8.08 Payment of Taxes. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it prior to the date on which penalties attach thereto, and all material lawful claims for sums that have become due and payable which, if unpaid, might become a Lien not otherwise permitted under Section 9.01(i); provided, that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with generally accepted accounting principles.

            8.09 Good Repair. The Borrower will, and will cause each of its Subsidiaries to, ensure that all property and equipment that are material to the conduct of its business are kept in good repair, working order and condition (ordinary wear and tear excepted), and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements thereto, to the extent and in the manner useful or customary for companies in similar businesses.

            8.10 Use of Proceeds. All proceeds of the Loans will be used as provided in Section 7.08.

            8.11 Additional Subsidiary Guarantors. With respect to any Person which becomes a Material Wholly-Owned Domestic Subsidiary of the Borrower after the Effective Date, the Borrower will promptly, but in any event within ten days thereafter, notify the Administrative Agent thereof and cause such Subsidiary
(i) to execute a counterpart of the Subsidiaries Guaranty and thereby become a Subsidiary Guarantor thereunder and (ii) to deliver to the Administrative Agent such certificates, opinions of counsel and other relevant documentation of the type described in Section 5A as such new Subsidiary would have had to deliver if it were a Subsidiary Guarantor on the Effective Date.

            8.12 The DPRC Merger. As soon as practicable following the consummation of the DPRC Tender Offer (to the extent that same is consummated), but no later than 60 days thereafter, the Borrower will cause the DPRC Merger to be consummated in accordance with the terms of the DPRC Merger Documents and all applicable laws.

            8.13 DPRC Convertible Subordinated Notes. Following the DPRC Acquisition Date, the Borrower shall have commenced an offer to repurchase all outstanding DPRC Convertible Subordinated Notes in accordance with the terms and conditions of the Indenture governing the DPRC Convertible Subordinated Notes.

            SECTION 9. Negative Covenants. The Borrower hereby covenants and agrees that on and after the Effective Date and until the Total Commitment and all Letters of Credit have terminated and the Loans, Notes and Unpaid Drawings, together with interest, Fees and all other Obligations incurred hereunder and thereunder, are paid in full:

            9.01 Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of the Borrower or any of its Subsidiaries, whether now owned or hereafter acquired without making effective provision, and the Borrower in each such case will make effective provision, whereby the Obligations shall be secured by such Lien equally and ratably with any and all other Indebtedness or obligations thereby secured, so long as such other Indebtedness or obligations shall be so secured; provided, however, that the foregoing shall not apply to any of the following (Liens described below are herein referred to as "Permitted Liens"):

            (i) inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

            (ii) Liens in respect of property or assets of the Borrower or any of its Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers', warehousemen's, materialmen's and mechanics' liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's property or assets or materially impair the use thereof in the operation of the business of the Borrower or such Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

            (iii) Liens in existence on the Effective Date which are listed, and the property subject thereto described, in Schedule IV, but only to the respective date, if any, set forth in such Schedule IV for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such
       Schedule IV, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Borrower or any of its Subsidiaries (it being understood and agreed that the Borrower shall not be required to schedule Liens in existence on the Effective Date to the extent, but only to the extent, that such Liens are otherwise permitted to independently exist pursuant to the other clauses of this
       Section 9.01 (other than clauses (v), (vi), (xiii) and (xiv) );

            (iv) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (v) Liens upon assets of the Borrower or any of its Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by Section 9.04(iv), provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any other asset of the Borrower or any Subsidiary of the Borrower;

            (vi) Liens placed upon equipment, machinery or Real Property acquired or constructed after the Effective Date and used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of the acquisition or construction thereof by the Borrower or any such Subsidiary or within 90 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase or construction price or to secure Indebtedness incurred solely for the purpose of financing the acquisition or construction of any such equipment, machinery or Real Property or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) such Indebtedness is permitted by Section 9.04(iv) and (y) in all events, the Lien encumbering the asset so acquired or acquired does not encumber any other asset of the Borrower or such Subsidiary, as the case may be;

            (vii) easements, rights-of-way, zoning restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Borrower or any of its Subsidiaries;

            (viii) Liens arising from precautionary UCC financing statement filings regarding operating leases;

            (ix) Liens arising out of the existence of judgments or awards not constituting an Event of Default under Section 10.08, provided that the aggregate amount of all cash and the fair market value of all other property pledged or deposited to secure all such judgments or awards shall not exceed $20,000,000 at any time outstanding;

            (x) statutory and common law landlords' liens under leases to which the Borrower or any of its Subsidiaries is a party;

            (xi) Liens (other than Liens imposed under ERISA) incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits;

            (xii) Liens securing (x) the performance of bids, tenders, leases and contracts in the ordinary course of business and consistent with past practices and (y) statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practices (exclusive of obligations in respect of the payment for borrowed money);

            (xiii) Liens arising in connection with Sale-Leaseback Transactions permitted by Section 9.02 so long as the only property subject to such Liens is the equipment or Real Property the subject of such Sale-Leaseback Transaction;

            (xiv) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Subsidiary of the Borrower or existing on any property or asset of any Person that becomes a Subsidiary of the Borrower after the Effective Date prior to the time such Person becomes a Subsidiary of the Borrower, provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary of the Borrower, as the case may be,
       (ii) such Lien shall not apply to any other property or assets of the Borrower or any Subsidiary of the Borrower and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary of the Borrower, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

            (xv) Liens in favor of the United States or any State thereof, or any department, agency or political subdivision of the United States or any State thereof, to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any

       Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing or improving the property subject to such Liens;

            (xvi) Liens in favor of any customer arising in respect of performance deposits and partial, progress, advance or other payments made by or on behalf of such customer for goods produced or to be produced or for services rendered or to be rendered to such customer in the ordinary course of business, which Liens shall not exceed the amount of such deposits or payments; and

            (xvii) other Liens incidental to the conduct of the business or the ownership of the assets of the Borrower or any Subsidiary that (a) were not incurred in connection with borrowed money and (b) do not secure obligations in excess of $10,000,000 in the aggregate for all such Liens.

            9.02 Sale-Leaseback Transactions. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement with any Person providing for the leasing by the Borrower and/or one or more Subsidiaries of the Borrower of any equipment or Real Property (except for temporary leases for a term, including any renewal thereof, of not more than one year and except for leases between the Borrower and one or more Subsidiaries of the Borrower or between Subsidiaries of the Borrower) which equipment or Real Property has been or is to be sold or transferred by the Borrower and/or such Subsidiary or Subsidiaries to such Person (a "Sale-Leaseback Transaction") unless (i) the Borrower and/or such Subsidiary or Subsidiaries would be entitled to incur Indebtedness secured by a Lien on such equipment or Real Property without equally and ratably securing the Obligations pursuant to the provisions of
Section 9.01 and (ii) the Borrower applies or causes to be applied an amount equal to the Value of such Sale-Leaseback Transaction within 180 days of the effective date of any arrangement either (x) to the purchase of other property to be used in the business of the Borrower and its subsidiaries having a fair value in the opinion of the Board of Directors of the Borrower at least equal to the Value of such Sale-Leaseback Transaction and/or (y) to effect a permanent reduction in the Total Commitment pursuant to Section 3.02(a).

            Notwithstanding the provisions of Section 9.01 and this Section 9.02, (i) except for the Sale-Leaseback Transaction of the Farmington Hills Property, the aggregate amount of all such Liens and Sale-Leaseback Transactions permitted by this Section 9.02 at any time outstanding (as measured by the sum of (I) all Indebtedness or other obligations secured by all such Liens then outstanding or to be so created or assumed, and (II) the Value of all such Sale-Leaseback Transactions then outstanding or to be so entered into) shall not exceed 5% of Net Tangible Assets and (ii) the Borrower may consummate a Sale-Leaseback Transaction of the Farmington Hills Property so long as the Total Commitment is permanently reduced pursuant to Section 3.03(e) by an amount equal to the Value of such Sale-Leaseback Transaction.

            9.03 Fundamental Changes. The Borrower will not, and will not permit any of its Subsidiaries to, consolidate with, merge into, or sell all or substantially all of the assets of the Borrower and its Subsidiaries taken as a whole (whether in a single transaction or in a series of related transactions) to any other Person or permit any other Person to merge into it, except that the following shall be permitted:

            (i) any Subsidiary of the Borrower may merge or consolidate with another Subsidiary of the Borrower or with the Borrower so long as (x) in the case of a merger or consolidation involving a Subsidiary Guarantor, the Subsidiary Guarantor is the surviving Person, and (y) in the case of a merger or consolidation involving the Borrower, the Borrower is the surviving Person;

            (ii) any Person may merge or consolidate with any Subsidiary of the Borrower so long as (i) the surviving Person is, or as a result of such merger or consolidation becomes, a Subsidiary of the Borrower, and (ii) both before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing; and

            (iii) any Person may merge or consolidate with the Borrower so long as (i) the Borrower is the surviving corporation, and (ii) both before and immediately after giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

            9.04 Indebtedness. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness, except:

            (i) Indebtedness incurred pursuant to this Agreement and the other Credit Documents;

            (ii) Indebtedness outstanding on the Effective Date and listed on
       Schedule V, and giving effect to any subsequent extension, renewal or refinancing thereof, provided that the aggregate principal amount of the Indebtedness to be extended, renewed or refinanced does not increase from that amount outstanding at the time of any such extension, renewal or refinancing (it being understood and agreed that the Borrower shall not be required to schedule Indebtedness in existence on the Effective Date to the extent, but only to the extent, that such Indebtedness is otherwise permitted to independently exist pursuant to the other clauses of this Section 9.04 (other than clauses (iv), (viii) and (xiv));

            (iii) Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 9.04;

            (iv) Indebtedness of the Borrower and its Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness of the type described in Section 9.01(vi), provided that in no event shall the sum of
       (I) the aggregate principal amount of all Capitalized Lease Obligations and (II) the aggregate principal amount of all such purchase money Indebtedness exceed $25,000,000 at any time outstanding;

            (v) intercompany Indebtedness among the Borrower and its Subsidiaries;

            (vi) subject to clause (xiii) of this Section 9.04, Indebtedness consisting of guaranties by the Borrower and its Subsidiaries of other Indebtedness of the Borrower and its Subsidiaries otherwise permitted to be incurred under this Section 9.04;

            (vii) Indebtedness under Other Hedging Agreements providing protection against fluctuations in currency values in connection with the Borrower's or any of its Subsidiaries' operations so long as management of the Borrower or such Subsidiary, as the case may be, has determined in good faith that the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

            (viii) Indebtedness of a Subsidiary existing at the time of acquisition thereof by the Borrower or a Subsidiary thereof (or Indebtedness assumed at the time of such an acquisition of an asset securing such Indebtedness), provided that such Indebtedness was not incurred in connection with, or in contemplation of, such acquisition;

            (ix) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, so long as such Indebtedness not otherwise constituting Indebtedness permitted under this
       Section 9.04 is extinguished within five Business Days of the incurrence thereof;

            (x) Indebtedness in respect of bid, performance, advance payment or surety bonds entered into in the ordinary course of business and consistent with past practices;

            (xi) Indebtedness of the Borrower or a Subsidiary thereof issued to sellers as partial consideration for an acquisition by the Borrower or such Subsidiary otherwise permitted under this Agreement so long as the aggregate outstanding principal amount of all such Indebtedness permitted under this clause (xi) does not exceed $25,000,000 at any time;

            (xii) Indebtedness of the Borrower or a Subsidiary thereof under royalty arrangements entered into by the Borrower or such Subsidiary so long as (i) the aggregate outstanding amount of all such Indebtedness at any time does not exceed $200,000,000 and (ii) no more than $25,000,000 in the aggregate of such Indebtedness is required to be repaid or prepaid in any fiscal year of the Borrower;

            (xiii) Indebtedness of the Borrower under Permitted Designated Indebtedness so long as (i) at the time of each issuance of such Permitted Designated Indebtedness, no Default or Event of Default then exists or would result therefrom, (ii) such Permitted Designated Indebtedness is unsecured and does not have any required maturity, redemption, amortization or sinking fund obligations prior to the five year anniversary of the Effective Date, (iii) such Permitted Designated Indebtedness is not guarantied by any Subsidiary of the Borrower other than a Subsidiary Guarantor, (iv) such Permitted Designated Indebtedness is issued pursuant to an effective registration statement under the Securities Act or pursuant to Rule 144A promulgated thereunder, (v) all of the covenants and events of default governing such Permitted Designated Indebtedness are customary for similar transactions and issuers and (vi) no more than $500,000,000 in aggregate principal amount of all such Permitted Designated Indebtedness may be outstanding at any time;

            (xiv) so long as no Default or Event of Default then exists or would result therefrom, the Borrower may enter into an additional Capitalized Lease Obligation in connection with a Sale-Leaseback Transaction of the Farmington Hills Property; and

            (xv) additional Indebtedness incurred by the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding.

            9.05 Investments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (collectively, "Investments"), except that the following shall be permitted:

            (i) Investments in the ordinary course of business and consistent with past practices;

            (ii) Intercompany Investments;

            (iii) Investments existing on the Effective Date;

            (iv) Investments by DPRC and its Subsidiaries existing on the DPRC Acquisition Date and otherwise permitted pursuant to the terms of the DPRC Merger Agreement; and

            (v) other Investments in an aggregate amount not to exceed $20,000,000 in any fiscal year of the Borrower (determined without regard to any write-downs or write-offs thereof), net of cash payments of principal in the case of loans and cash equity returns (whether as a dividend or redemption) in the case of equity investments which (in either case) are received in such fiscal year with respect to Investments theretofore made in such fiscal year.

            9.06 Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (i) in the ordinary course of business and at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (ii) transactions between or among the Borrower and its Subsidiaries not involving any other Affiliate and (iii) any issuance of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Borrower and any loans or advances to officers, directors and employees of the Borrower or its Subsidiaries in the ordinary course of business.

            9.07 Consolidated Interest Coverage Ratio. The Borrower will not permit the Consolidated Interest Coverage Ratio for any Test Period to be less than 6.00:1.00.

            9.08 Maximum Consolidated Leverage Ratio. The Borrower will not permit the Consolidated Leverage Ratio at any time to exceed 2.25:1.00.

            9.09 Minimum Consolidated Shareholders' Equity. The Borrower will not permit Consolidated Shareholders' Equity at any time to be less than the Minimum Consolidated Shareholders' Equity at such time.

            9.10 Limitation on Restrictive Agreements. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on (a) the ability of any Subsidiary of the Borrower to pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by the Borrower or any Subsidiary of the Borrower, or pay any Indebtedness owed to the Borrower or any Subsidiary of the Borrower, (b) the ability of any Subsidiary of the Borrower to make loans or advances to the Borrower or any Subsidiary of the Borrower, (c) the ability of any Subsidiary of the Borrower to transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower, (d) the ability of the Borrower or any Subsidiary of the Borrower to create, incur or permit to exist any Lien on any of its property or assets or (e) the ability of any Subsidiary of the Borrower to guaranty any Indebtedness of the Borrower or any other Subsidiary of the Borrower, except for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Credit Documents, (iii) customary non-assignment, subletting or restriction on transfer or net worth provisions of any contract, license or lease governing a leasehold interest of any Subsidiary of the Borrower, (iv) any instrument governing Indebtedness described in Section 9.04(viii), which restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the properties or assets acquired pursuant to the respective acquisition, (v) agreements existing on the Effective Date to the extent and in the manner such agreements are in effect on the Effective Date, (vi) any agreement for the sale or disposition of capital stock or assets of any Subsidiary of the Borrower pending the closing of such sale, provided that such encumbrances and restrictions are only applicable to such Subsidiary or assets, as applicable, and (vii) restrictions on the transfer of any asset subject to a Lien permitted by Sections 9.01(iii), (v), (vi), (xiii) and (xiv).

            9.11 Business; etc. The Borrower will not, and will not permit any of its Subsidiaries to, engage in any businesses other than the businesses engaged in by the Borrower and its Subsidiaries as of the Effective Date and reasonable extensions thereof and other businesses that are complimentary or reasonably related thereto.

            9.12 End of Fiscal Years; Fiscal Quarters. The Borrower will not, for financial reporting purposes, change its fiscal year end or its fiscal quarter ends unless the Borrower shall have first given the Agents at least 45 days' prior written notice thereof and the Borrower, to the extent requested by the Agents, shall have entered into an appropriate amendment to this

Agreement to ensure that the financial covenants contained in Sections 9.07,
9.08 and 9.09 are measured on substantially the same basis as such covenants are measured on the Effective Date.

            SECTION 10. Events of Default. Upon the occurrence of any of the following specified events (each an "Event of Default"):

            10.01 Payments. The Borrower shall (i) default in the payment when due of any principal of any Loan or any Note or (ii) default, and such default shall continue unremedied for three or more Business Days, in the payment when due of any interest on any Loan or Note, any Unpaid Drawing (or any interest thereon) or any Fees or any other amounts owing hereunder or thereunder; or

            10.02 Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to any Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

            10.03 Covenants. Any Credit Party shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in
Section 8.01(d)(i), 8.10, 8.12 or Section 9, or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or any other Credit Document (other than those set forth in Sections 10.01 and 10.02) and such default shall continue unremedied for a period of 30 days after written notice thereof to the defaulting party by the Administrative Agent or the Required Lenders; or

            10.04 Default Under Other Agreements. (i) The Borrower or any of its Subsidiaries shall (x) default in any payment of any Indebtedness (other than the Obligations) beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than the Obligations) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity, or (ii) any Indebtedness (other than the Obligations) of the Borrower or any of its Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof, provided that it shall not be a Default or an Event of Default under this
Section 10.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least $20,000,000; or

            10.05 Bankruptcy, etc. The Borrower or any of its Subsidiaries shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "Bankruptcy Code"); or an involuntary case is commenced against the Borrower or any of its Subsidiaries, and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code) is appointed for, or takes charge of, all or substantially all of the property of the Borrower or any of its Subsidiaries, or the Borrower or any of its Subsidiaries commences any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction whether now or hereafter in effect relating to the Borrower or any of its Subsidiaries, or there is commenced against the Borrower or any of its Subsidiaries any such proceeding which remains undismissed for a period of 60 days, or the Borrower or any of its Subsidiaries is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or the Borrower or any of its Subsidiaries suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or the Borrower or any of its Subsidiaries makes a general assignment for the benefit of creditors; or any corporate action is taken by the Borrower or any of its Subsidiaries for the purpose of effecting any of the foregoing; or

            10.06 ERISA. (a) Any Plan shall fail to satisfy the minimum funding standard required for any plan year or part thereof under Section 412 of the Code or Section 302 of ERISA or a waiver of such standard or extension of any amortization period is sought or granted under Section 412 of the Code or
Section 303 or 304 of ERISA, a Reportable Event shall have occurred, a contributing sponsor (as defined in Section 4001(a)(13) of ERISA) of a Plan subject to Title IV of ERISA shall be subject to the advance reporting requirement of PBGC Regulation Section 4043.61 (without regard to subparagraph
(b)(1) thereof) and an event described in subsection .62, .63, .64, .65, .66, .67 or .68 of PBGC Regulation Section 4043 shall be reasonably expected to occur with respect to such Plan within the following 30 days, any Plan which is subject to Title IV of ERISA shall have had or is likely to have a trustee appointed to administer such Plan, any Plan which is subject to Title IV of ERISA is, shall have been or is likely to be terminated or to be the subject of termination proceedings under ERISA, any Plan shall have an Unfunded Current Liability, a contribution required to be made with respect to a Plan or a Foreign Pension Plan has not been timely made, the Borrower or any Subsidiary of the Borrower or any ERISA Affiliate has incurred or is likely to incur any liability to or on account of a Plan under Section 409, 502(i), 502(l), 515, 4062, 4063, 4064, 4069, 4201, 4204 or 4212 of ERISA or Section 401(a)(29), 4971
or 4975 of the Code or on account of a group health plan (as defined in Section 607(1) of ERISA or Section 4980B(g)(2) of the Code) under Section 4980B of the Code, or the Borrower or any Subsidiary of the Borrower has incurred or is likely to incur liabilities pursuant to one or more employee welfare benefit plans (as defined in Section 3(1) of ERISA) that provide benefits to retired employees or other former employees (other than as required by Section 601 of ERISA) or Plans or Foreign Pension Plans a "default," within the meaning of
Section 4219(c)(5) of ERISA, shall occur with respect to any Plan; any applicable law, rule or regulation is adopted, changed or interpreted, or the interpretation or administration thereof is changed, in each case after the date hereof, by any governmental authority or agency or by any court (a "Change in Law"), or, as a result of a Change in Law, an event occurs following a Change in Law, with respect to or otherwise affecting any Plan; (b) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (c) such lien, security interest or liability, either individually and/or in the aggregate, has had, or could reasonably be expected to have, a Material Adverse Effect; or

            10.07 Subsidiaries Guaranty. The Subsidiaries Guaranty or any provision thereof shall cease to be in full force or effect as to any Subsidiary Guarantor, or any Subsidiary Guarantor or any Person acting by or on behalf of such Subsidiary Guarantor shall deny or disaffirm such Subsidiary Guarantor's obligations under the Subsidiaries Guaranty or such Subsidiary Guarantor shall default in the due performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to the Subsidiaries Guaranty; or

            10.08 Judgments. One or more judgments or decrees shall be entered against the Borrower or any Subsidiary of the Borrower involving in the aggregate for the Borrower and its Subsidiaries a liability (not paid or fully covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 30 consecutive days, and the aggregate amount of all such judgments equals or exceeds $20,000,000; or

            10.09 Change of Control. A Change of Control shall occur;

then, and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided, that, if an Event of Default specified in Section 10.05 shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice):
(i) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately and any accrued and unpaid Commitment Commission shall forthwith become due and payable without any other notice of any kind; (ii) declare the principal of and any accrued interest in respect of all Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Borrower to pay (and the Borrower agrees that upon receipt of such notice, or upon the occurrence of an Event of Default specified in Section 10.05 with respect to the Borrower, it will pay) to the Administrative Agent at the Payment Office such additional amount of cash and/or Cash Equivalents, to be held as security by the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit issued for the account of the Borrower and then outstanding; and (v) apply any cash collateral held by the Administrative Agent pursuant to Section
4.02 to the repayment of the Obligations.

            SECTION 11. Definitions and Accounting Terms.

            11.01 Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

            "Administrative Agent" shall mean Comerica, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.09.

            "Affiliate" shall mean, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power (i) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (ii) to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise.

            "Agents" shall mean and include the Lead Arranger and the Administrative Agent.

            "Agreement" shall mean this Credit Agreement, as modified, supplemented, amended, restated (including any amendment and restatement hereof), extended, renewed, refinanced or replaced from time to time.

            "Applicable Commitment Commission Percentage" and "Applicable Margin" shall mean, (i) with respect to Commitment Commission, the respective percentage per annum set forth below under the column "Applicable Commitment Commission Percentage" and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) that is currently then in effect based on the Borrower's Debt Rating, and (ii) with respect to Revolving Loans and Swingline Loans, the respective percentage per annum set forth below under the column for the respective Type of Revolving Loans or Swingline Loans and opposite the respective Level (i.e., Level 1, Level 2, Level 3 or Level 4, as the case may be) that is currently then in effect based on the Borrower's Debt
Rating:

                                                          Applicable              Applicable
                                Debt                      Margin for              Margin for
                          Rating of Borrower             Eurodollar                Base Rate           Applicable Commitment
   Level                    Moody's/S&P                     Loans                    Loans             Commission Percentage
   -----                  ------------------             -----------              ----------           ---------------------
     4                   Baa1/BBB+ or higher                 1.00%                     0%                      .200%
     3                   Baa2/BBB                            1.25%                   .25%                      .250%
     2                   Baa3/BBB-                           1.50%                   .50%                      .300%
     1                   Ba1/BB+ or below                    1.75%                   .75%                      .375%


provided, however, (i) if there is a difference between the Debt Rating of Moody's and S&P, the Level shall be determined by reference to the lower Debt Rating, (ii) if there is only one Debt Rating, the Level shall be determined by reference to that Debt Rating, (iii) if at any time no Debt Rating is available, Level 1 pricing shall be in effect and (iv) notwithstanding the foregoing, Level 3 pricing shall apply for the period from the Effective Date through and including February 3, 2000. Any change in the Applicable Commitment Commission Percentage or in the Applicable Margin due to a change in the applicable Debt Rating shall be effective on the effective date of such change in the applicable Debt Rating.

            "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H (appropriately completed).

            "Available Commitment" shall mean, at any time and for any Lender, the Commitment of such Lender as then in effect less such Lender's Percentage of the amount of the Blocked Commitment, if any, at such time.

            "Bankruptcy Code" shall have the meaning provided in Section 10.05.

            "Base Rate" shall mean, at any time, the higher of (i) the Prime Lending Rate and (ii) 1/2 of 1% in excess of the Federal Funds Rate at such time.

            "Base Rate Loan" shall mean (i) each Swingline Loan and (ii) each Revolving Loan designated or deemed designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Blocked Commitment" shall mean (i) for the period from and including the Effective Date through but not including the earliest of (x) the DPRC Acquisition Date, (y) the date on which the Borrower has notified the Agents in writing that the Borrower is no longer pursuing the DPRC Acquisition and (z) October 15, 1999, $470,000,000, and (ii) for the period thereafter, $0.

            "Borrower" shall have the meaning provided in the first paragraph of this Agreement.

            "Borrowing" shall mean the borrowing of one Type of Revolving Loan from all the Lenders (or from the Swingline Lender in the case of Swingline Loans) on a given date (or resulting from a conversion or conversions on such date) having in the case of Eurodollar Loans the same Interest Period, provided that Base Rate Loans incurred pursuant to Section 1.10(b) shall be considered part of the related Borrowing of Eurodollar Loans.

            "Business Day" shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City, New York or Detroit, Michigan, a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (i) above and which is also a day for trading by and between banks in the interbank Eurodollar market.

            "Calculation Period" shall mean the Test Period most recently ended on or prior to the date that the respective Material Acquisition is consummated.

            "Capitalized Lease Obligations" shall mean, with respect to any Person, all rental obligations of such Person which, under generally accepted accounting principles, are or will be required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with such principles.

            "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 et seq.

            "Change of Control" shall mean (i) any Person or "group" (within the meaning of Sections 13(d) and 14(d) under the Securities Exchange Act, as in effect on the Effective Date), shall have (A) acquired beneficial ownership (as such term is used in Rule 13d-3 under the Securities Exchange Act, as in effect of the Effective Date) of 33% or more on a fully diluted basis of the voting interest in the Borrower's voting capital stock or (B) obtained the power (whether or not exercised) to elect a majority of the Borrower's directors or
(ii) the Board of Directors of the Borrower shall cease to consist of a majority of Continuing Directors.

            "Change of Law" shall have the meaning provided in Section 10.06.

            "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to the Code are to the Code, as in effect on the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

            "Comerica" shall mean Comerica Bank, in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "Commitment" shall mean, for each Lender, the amount set forth opposite such Lender's name in Schedule I directly below the column entitled "Commitment," as same may be

(x) reduced from time to time pursuant to Sections 3.02, 3.03 and/or 10 or (y) adjusted from time to time as a result of assignments to or from such Lender pursuant to Section 1.13 or 13.04(b).

            "Commitment Commission" shall have the meaning set forth in Section 3.01(a).

            "Consolidated EBIT" shall mean, for any period, Consolidated Net Income for such period before consolidated interest expense of the Borrower and its Subsidiaries for such period and provision for taxes for such period and without giving effect (x) to any extraordinary gains or losses and (y) to any gains or losses from sales of assets other than from sales of inventory sold in the ordinary course of business.

            "Consolidated EBITDA" shall mean, for any period, Consolidated EBIT for such period, adjusted by adding thereto the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated EBIT for such period.

            "Consolidated Indebtedness" shall mean, at any time, the amount of all Indebtedness of the Borrower and its Subsidiaries as would be required to be reflected on the liability side of a balance sheet of the Borrower at such time in accordance with generally accepted accounting principles as determined on a consolidated basis.

            "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period.

            "Consolidated Interest Expense" shall mean, for any period, the total consolidated interest expense of the Borrower and its Subsidiaries for such period plus, without duplication, the amount of any interest that is required to be capitalized for such period; provided that the amortization of deferred financing costs with respect to this Agreement shall be excluded from Consolidated Interest Expense to the extent same would otherwise have been included therein.

            "Consolidated Leverage Ratio" shall mean, at any time, the ratio of Consolidated Indebtedness at such time to Consolidated EBITDA for the Test Period then most recently ended.

            "Consolidated Net Income" shall mean, for any period, the net income (or loss) of the Borrower and its Subsidiaries for such period, determined on a consolidated basis; provided that (i) the net income of any other Person which is not a Subsidiary of the Borrower or is accounted for by the Borrower by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Borrower or a Subsidiary thereof during such period, (ii) the net income of any Subsidiary of the Borrower shall be excluded to the extent that the declaration or payment of cash dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument or law applicable to such Subsidiary and (iii) the net income (or loss) of any other Person acquired by such specified Person or a Subsidiary of such Person in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

            "Consolidated Shareholders' Equity" shall mean, at any time, the amount which would appear as shareholders' equity on a consolidated balance sheet of the Borrower and its Subsidiaries at such time in accordance with generally accepted accounting principles.

            "Contingent Obligation" shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of the other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness, leases, dividends or other obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

            "Continuing Directors" shall mean the directors of the Borrower on the Effective Date and each other director if such director's nomination for election to the Board of Directors of the Borrower is recommended by a majority of the then Continuing Directors.

            "Credit Documents" shall mean this Agreement and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note and the Subsidiaries Guaranty.

            "Credit Event" shall mean the making of any Loan or the issuance of any Letter of Credit.

            "Credit Party" shall mean the Borrower and each Subsidiary
Guarantor.

            "Debt Rating" shall mean, on any date, the rating of the Borrower's senior unsecured long-term Indebtedness, as most recently publicly announced by Moody's and S&P.

            "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

            "Defaulting Lender" shall mean any Lender with respect to which a Lender Default is in effect.

            "Documents" shall mean the Credit Documents and after the execution thereof, the DPRC Acquisition Documents.

            "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

            "Domestic Subsidiary" shall mean each Subsidiary of the Borrower that is incorporated under the laws of the United States or any State thereof.

            "DPRC" shall mean Data Processing Resources Corporation, a California corporation.

            "DPRC Acquisition" shall mean, collectively, the DPRC Tender Offer and the DPRC Merger.

            "DPRC Acquisition Date" shall mean either (i) the date on which the DPRC Tender Offer is consummated in accordance with the terms and conditions of the DPRC Tender Offer Documents or (ii) in the event that the DPRC Tender Offer expires without the Borrower or a Wholly-Owned Domestic Subsidiary thereof consummating same in accordance with the terms of this Agreement, the date on which the DPRC Merger is consummated in accordance with the terms and conditions of the DPRC Merger Agreement.

            "DPRC Acquisition Documents" shall mean the DPRC Tender Offer Documents and the DPRC Merger Documents.

            "DPRC Convertible Subordinated Notes" shall mean DPRC's $115,000,000 of 51/4% Convertible Subordinated Notes due 2005.

            "DPRC Merger" shall mean the merger of a Wholly-Owned Domestic Subsidiary of the Borrower with and into DPRC pursuant to the DPRC Merger Agreement, with DPRC being the surviving corporation of such merger.

            "DPRC Merger Agreement" shall mean the Agreement and Plan of Merger, dated as of June 23, 1999, by and among the Borrower, a Wholly-Owned Domestic Subsidiary thereof and DPRC.

            "DPRC Merger Documents" shall mean the DPRC Merger Agreement, the related certificate of merger and all other agreements and documents relating to the DPRC Merger.

            "DPRC Tender Offer" shall mean the offer by a Wholly-Owned Domestic Subsidiary of the Borrower to purchase for cash all shares of common stock of DPRC pursuant to the DPRC Tender Offer Documents.

            "DPRC Tender Offer Documents" shall mean the Offer to Purchase, dated June 30, 1999, delivered by a Wholly-Owned Domestic Subsidiary of the Borrower with respect to the DPRC Tender Offer and all other documents and agreements relating to the DPRC Tender Offer.

            "Drawing" shall have the meaning provided in Section 2.05(b).

            "Effective Date" shall have the meaning provided in Section 13.10.

            "Eligible Transferee" shall mean and include a commercial bank, finance company, insurance company, financial institution, any fund that invests in loans or any other "accredited investor" (as defined in Regulation D of the Securities Act).

            "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

            "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C.
Section 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq.; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 et seq.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 et seq.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et seq.; the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 et seq; the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq.; and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect on the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

            "ERISA Affiliate" shall mean each person (as defined in Section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of Section 414(b),
(c), (m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

            "Eurodollar Loan" shall mean each Revolving Loan designated as such by the Borrower at the time of the incurrence thereof or conversion thereto.

            "Eurodollar Rate" shall mean (a) the offered quotation by prime banks in the interbank Eurodollar market to Comerica for Dollar deposits of amounts in immediately available funds comparable to the outstanding principal amount of the Eurodollar Loan of Comerica with maturities comparable to the Interest Period applicable to such Eurodollar Loan commencing two Business Days thereafter as of 11:00 A.M. (Detroit, Michigan time) on the date which is two Business Days prior to the commencement of such Interest Period, divided (and rounded upward to the nearest 1/16 of 1%) by (b) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves required by applicable law) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D).

            "Event of Default" shall have the meaning provided in Section 10.

            "Existing Compuware Credit Facility" shall mean the Borrower's existing $100,000,000 line of credit with Comerica.

            "Existing DPRC Credit Facility" shall mean DPRC's existing $60,000,000 term loan and revolving credit agreement (or any successor or replacement facility).

            "Facing Fee" shall have the meaning provided in Section 3.01(c).

            "Farmington Hills Property" shall mean the Borrower's current headquarters located at 31440 Northwestern Highway, Farmington Hills, Michigan.

            "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

            "Fees" shall mean all amounts payable pursuant to or referred to in
Section 3.01.

            "Final Maturity Date" shall mean August 3, 2003.

            "Financial Officer" shall mean any of the chief financial officer, the principal accounting officer or the treasurer of the Borrower.

            "Foreign Pension Plan" shall mean any plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by the Borrower or any one or more of its Subsidiaries primarily for the benefit of employees of the Borrower or such Subsidiaries residing outside the United States, which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

            "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas;
(b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance the Release of which is prohibited, limited or regulated by any governmental authority.

            "Indebtedness" shall mean, as to any Person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit issued for the account of such Person and all unpaid drawings in respect of such letters of credit, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount required to be capitalized under leases under which such Person is the lessee, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person and (vii) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement or under any similar type of agreement. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person.

            "Information Systems and Equipment" shall mean all computer hardware, firmware and software, as well as other information processing systems, or any equipment containing embedded microchips, whether directly owned, licensed, leased, operated or otherwise controlled by the Borrower or any of its Subsidiaries, including through third-party service providers, and which, in whole or in part, are used by, operated in, relied upon, or integral to, the Borrower's or any of its Subsidiaries' conduct of their business.

            "Intercompany Investment" shall mean (i) any Investment by the Borrower in one or more of its Subsidiaries or in one or more other Persons which, upon the making of such Investment, will become a Subsidiary of the Borrower, (ii) any Investment by a Subsidiary of the Borrower in another Subsidiary of the Borrower or in one or more other Persons which, upon the making of such Investment, will become a Subsidiary of the Borrower or (iii) any Investment by a Subsidiary of the Borrower in the Borrower.

            "Interest Determination Date" shall mean, with respect to any Eurodollar Loan, the second Business Day prior to the commencement of any Interest Period relating to such Eurodollar Loan.

            "Interest Period" shall have the meaning provided in Section 1.09.

            "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

            "Investments" shall have the meaning provided in Section 9.05.

            "Issuing Lender" shall mean Comerica and any other Lender which at the request of the Borrower and with the consent of the Administrative Agent agrees, in such Lender's sole discretion, to become an Issuing Lender for the purpose of issuing Letters of Credit pursuant to Section 2.

            "L/C Supportable Obligations" shall mean (i) obligations of the Borrower or any of its Subsidiaries with respect to workers compensation, surety bonds and other similar statutory obligations and (ii) such other obligations of the Borrower or any of its Subsidiaries as are reasonably acceptable to the respective Issuing Lender and otherwise permitted to exist pursuant to the terms of this Agreement.

            "Lead Arranger" shall have the meaning provided in the first paragraph of this Agreement.

            "Leaseholds" of any Person shall mean all the right, title and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

            "Lender" shall mean each financial institution listed on Schedule I, as well as any Person which becomes a "Lender" hereunder pursuant to Section
1.13 or 13.04(b).

            "Lender Default" shall mean (i) the refusal (which has not been retracted) or the failure of a Lender to make available its portion of any Borrowing required to be made available by it hereunder (including any Mandatory Borrowing) or to fund its portion of any unreimbursed payment under Section 2.04(c) or (ii) a Lender having notified in writing the Borrower and/or the Administrative Agent that such Lender does not intend to comply with its obligations under Section 1.01(a), 1.01(c) or 2, in the case of either clause
(i) or (ii) as a result of any takeover or control (including, without limitation, as a result of the occurrence of any event of the type described in
Section 10.05 with respect to such Lender) of such Lender by any regulatory authority or agency.

            "Letter of Credit" shall have the meaning provided in Section
2.01(a).

            "Letter of Credit Fee" shall have the meaning provided in Section 3.01(b).

            "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and (ii) the amount of all Unpaid Drawings at such time.

            "Letter of Credit Request" shall have the meaning provided in
Section 2.03(a).

            "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing or similar statement or notice filed under the UCC or any other similar recording or notice statute, and any lease having substantially the same effect as any of the foregoing).

            "Loan" shall mean each Revolving Loan and each Swingline Loan.

            "Mandatory Borrowing" shall have the meaning provided in Section 1.01(c).

            "Margin Stock" shall have the meaning provided in Regulation U.

            "Material Acquisition" shall mean the acquisition of any asset or capital stock of any Person in which the aggregate cash purchase price (including the amount of any Indebtedness being assumed or refinanced in connection therewith) equals or exceeds $150,000,000.

            "Material Adverse Effect" shall mean (i) a material adverse effect on the business, operations, properties, assets, liabilities or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole or (ii) a material adverse effect (x) on the rights or remedies of the Lenders or the Administrative Agent hereunder or under any other Credit Document or (y) on the ability of any Credit Party to perform its obligations to the Lenders or the Administrative Agent hereunder or under any other Credit Document.

            "Material Wholly-Owned Domestic Subsidiary" shall mean (i) the Wholly-Owned Domestic Subsidiaries of the Borrower on the Effective Date, (ii) from and after the consummation of the DPRC Merger, DPRC and its Wholly-Owned Domestic Subsidiaries, (iii) from and after such time (if any) as Viasoft, Inc. becomes a Wholly-Owned Domestic Subsidiary of the Borrower, Viasoft, Inc. and its Wholly-Owned Domestic Subsidiaries, (iv) from and after such time (if any) as PC becomes a Wholly-Owned Domestic Subsidiary of the Borrower, PC and its Wholly-Owned Domestic Subsidiaries, and (v) each other Wholly-Owned Domestic Subsidiary of the Borrower which, together with its Subsidiaries, accounts for at least 5% of the consolidated revenues of the Borrower and its Subsidiaries for the most recently ended fiscal quarter of the Borrower or has at least 5% of the consolidated assets of the Borrower and its Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower.

            "Maximum Swingline Amount" shall mean $50,000,000.

            "Minimum Borrowing Amount" shall mean (i) for Revolving Loans, $5,000,000 or an integral multiple of $1,000,000 in excess thereof and (ii) for Swingline Loans, $1,000,000 or an integral multiple of $1,000,000 in excess thereof.

            "Minimum Consolidated Shareholders' Equity" shall mean, at any time, the sum of (I) $636,750,000 plus (II) 50% of Consolidated Net Income, if positive, for each quarterly accounting period of the Borrower (commencing with its quarterly accounting period ending on September 30, 1999), it being understood that any increase to the Minimum Consolidated Shareholders' Equity shall be effective as of the last day of each quarterly accounting period of the Borrower.

            "Moody's" shall mean Moody's Investor Services, Inc.

            "MSSF" shall mean Morgan Stanley Senior Funding, Inc., in its individual capacity, and any successor corporation thereto by merger, consolidation or otherwise.

            "NAIC" shall mean the National Association of Insurance
Commissioners.

            "Net Tangible Assets" shall mean, at any date, the aggregate amount of assets, after deducting therefrom (i) all current liabilities, and (ii) all goodwill, trade names, trademarks, patents, unamortized debt discount and expenses and other like intangibles, all of the foregoing as set forth on the then most recent consolidated balance sheet of the Borrower and its Subsidiaries and computed in accordance with generally accepted accounting principles.

            "Non-Defaulting Lender" shall mean and include each Lender other than a Defaulting Lender.

            "Note" shall mean each Revolving Note and the Swingline Note.

            "Notice of Borrowing" shall have the meaning provided in Section 1.03(a).

            "Notice of Conversion" shall have the meaning provided in Section 1.06.

            "Notice Office" shall mean the office of the Administrative Agent located at 500 Woodward Avenue, Detroit, Michigan 48226, Attention: Nekold Oliphant or such other office or individual as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "Obligations" shall mean all amounts owing to each Agent, each Issuing Lender, the Swingline Lender or any Lender pursuant to the terms of this Agreement or any other Credit Document.

            "Other Hedging Agreement" shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

            "Participant" shall have the meaning provided in Section 2.04(a).

            "Payment Office" shall mean the office of the Administrative Agent located at 500 Woodward Avenue, Detroit, Michigan 48226, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PC" shall mean a Massachusetts corporation previously identified to the Agents and the Lenders.

            "Percentage" of any Lender at any time shall mean a fraction (expressed as a percentage) the numerator of which is the Commitment of such Lender at such time and the denominator of which is the Total Commitment at such time, provided that if the Percentage of any Lender is to be determined after the Total Commitment has been terminated, then the Percentages of the Lenders shall be determined immediately prior (and without giving effect) to such termination.

            "Permitted Designated Indebtedness" shall mean any issue of unsecured senior notes, unsecured senior subordinated notes and/or unsecured subordinated notes (all of which may be convertible into common stock of the Borrower) issued pursuant to, and satisfying the requirements of, Section 9.04(xiii).

            "Permitted Liens" shall have the meaning provided in Section 9.01.

            "Person" shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

            "Plan" shall mean any pension plan as defined in Section 3(2) of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute of) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five-year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate, maintained, contributed to or had an obligation to contribute to such plan.

            "Prime Lending Rate" shall mean the rate which the Administrative Agent announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

            "Pro Forma Basis" shall mean, in connection with any calculation of compliance with any financial covenant or financial term, the calculation thereof after giving effect on a pro forma basis to any Material Acquisition, if any, then being consummated as well as any other Material Acquisition consummated after the first day of the relevant Calculation Period and on or prior to the date of the respective Material Acquisition then being effected, with the following rules to apply in connection therewith:

            (i) all Indebtedness (x) incurred to finance a Material Acquisition to refinance Indebtedness associated with such Material Acquisition (including, in either case, proceeds of Loans) or assumed in connection with such Material Acquisition shall be deemed to have been incurred, issued or assumed (and the proceeds thereof applied) on the first day of the respective Calculation Period and have remained outstanding through the date of determination and (y) permanently retired or redeemed as part of such Material Acquisition shall be deemed to have been retired or redeemed on the first day of the respective Calculation Period and remain retired through the date of determination;

            (ii) all Indebtedness assumed to be outstanding pursuant to preceding clause (i) shall be deemed to have borne interest at (x) the rate applicable thereto, in the case of fixed rate indebtedness or (y) the rates which would have been applicable thereto during the respective period when same was deemed outstanding, in the case of floating rate Indebtedness (although interest expense with respect to any Indebtedness for periods while same was actually outstanding during the respective period shall be calculated using the actual rates applicable thereto while same was actually outstanding);

            (iii) in making any determination of Consolidated EBITDA, pro forma effect shall be given to any Material Acquisition for the periods described above.

            "Projections" shall mean the projections of the Borrower and its Subsidiaries through its fiscal year ending March 31, 2003, which are dated July 16, 1999 and were delivered to the Agents prior to the Effective Date, which projections were prepared after giving effect to the DPRC Acquisition (and the related financing therefor).

            "Quarterly Payment Date" shall mean the last Business Day of each March, June, September and December occurring after the Effective Date.

            "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 et seq.

            "Real Property" of any Person shall mean all the right, title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

            "Register" shall have the meaning provided in Section 13.15.

            "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

            "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

            "Replaced Lender" shall have the meaning provided in Section 1.13.

            "Replacement Lender" shall have the meaning provided in Section
1.13.

            "Reportable Event" shall mean an event described in Section 4043(c) of ERISA with respect to a Plan that is subject to Title IV of ERISA other than those events as to which the 30-day notice period is waived under subsection
 .22, .23, .25, .27 or .28 of PBGC Regulation Section 4043.

            "Required Lenders" shall mean Non-Defaulting Lenders the sum of whose Commitments (or after the termination thereof, outstanding Revolving Loans and Percentages of (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings) represent an amount greater than 50% of the sum of the Total Commitment less the Commitments of all Defaulting Lenders (or after the termination thereof, the sum of the then total outstanding Revolving Loans of all Non-Defaulting Lenders and the aggregate Percentages of all Non-Defaulting Lenders of the total (x) outstanding Swingline Loans and (y) Letter of Credit Outstandings at such time).

            "Revolving Loan" shall have the meaning provided in Section 1.01(a).

            "Revolving Note" shall have the meaning provided in Section 1.05(a).

            "S&P" shall mean Standard & Poor's Rating Services.

            "Sale-Leaseback Transaction" shall have the meaning provided in
Section 9.02.

            "Scheduled Commitment Reduction" shall have the meaning provided in
Section 3.03(b).

            "SEC" shall have the meaning provided in Section 8.01(e).

            "Section 4.04(b)(ii) Certificate" shall have the meaning provided in
Section 4.04(b)(ii).

            "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "Securities Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "Stated Amount" of each Letter of Credit shall mean, at any time, the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

            "Subsidiaries Guaranty" shall have the meaning provided in Section 5A.08.

            "Subsidiary" shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% equity interest at the time.

            "Subsidiary Guarantor" shall mean each Material Wholly-Owned Domestic Subsidiary of the Borrower.

            "Swingline Expiry Date" shall mean that date which is two Business Days prior to the Final Maturity Date.

            "Swingline Lender" shall mean Comerica.

            "Swingline Loan" shall have the meaning provided in Section 1.01(b).

            "Swingline Note" shall have the meaning provided in Section 1.05(a).

            "Taxes" shall have the meaning provided in Section 4.04(a).

            "Test Period" shall mean the four consecutive fiscal quarters of the Borrower then last ended (taken as one accounting period).

            "Total Available Commitment" shall mean, at any time, the Total Commitment at such time less the Blocked Commitment, if any, at such time..

            "Total Commitment" shall mean, at any time, the sum of the Commitments of each of the Lenders at such time.

            "Total Unutilized Commitment" shall mean, at any time, an amount equal to the remainder of (x) the Total Commitment then in effect less (y) the sum of the aggregate principal amount of all Revolving Loans and Swingline Loans then outstanding plus the then aggregate amount of all Letter of Credit Outstandings at such time.

            "Type" shall mean the type of Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Loan or a Eurodollar Loan.

            "UCC" shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

            "Unfunded Current Liability" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA exceeds the market value of all plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions).

            "United States" and "U.S." shall each mean the United States of America.

            "Unpaid Drawing" shall have the meaning provided for in Section 2.05(a).

            "Unutilized Commitment" shall mean, with respect to any Lender at any time, such Lender's Commitment at such time less the sum of (i) the aggregate outstanding principal amount of all Revolving Loans made by such Lender at such time and (ii) such Lender's Percentage of the Letter of Credit Outstandings at such time.

            "Value" shall mean, with respect to a Sale-Leaseback Transaction, as of any particular time, the amount equal to the greater of (a) the net proceeds of the sale or transfer of the property leased pursuant to such Sale-Leaseback Transaction or (b) the fair value in the opinion of the Board of Directors of the Borrower of such property at the time of entering into such Sale-Leaseback Transaction, in either case divided first by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

            "Wholly-Owned Domestic Subsidiary" shall mean each Domestic Subsidiary of the Borrower that is also a Wholly-Owned Subsidiary of the Borrower.

            "Wholly-Owned Subsidiary" shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person (other than director's qualifying shares) and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person has a 100% equity interest at such time.

            "Year 2000 Compliant" shall mean that all Information Systems and Equipment accurately process date data (including, but not limited to, calculating, comparing and sequencing), before, during and after the year 2000, as well as same and multi-century dates, or between the years 1999 and 2000, taking into account all leap years, including the fact that the year 2000 is a leap year, and further, that when used in combination with, or interfacing with, other Information Systems and Equipment, shall accurately accept, release and exchange date data, and shall in all material respects continue to function in the same manner as it performs on the Effective Date and shall not otherwise impair the accurate or functionality of Information Systems and Equipment.

            SECTION 12. The Administrative Agent and the Lead Arranger.

            12.01 Appointment. The Lenders hereby designate Comerica as Administrative Agent to act as specified herein and in the other Credit Documents. Each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance of such Note shall be deemed irrevocably to authorize, the Administrative Agent and the Lead Arranger to take such action on their behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein or therein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent or the Lead Arranger by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent and the Lead Arranger may perform any of their duties hereunder by or through its officers, directors, agents, employees or affiliates.

            12.02 Nature of Duties. Neither the Administrative Agent nor the Lead Arranger shall have any duties or responsibilities except those expressly set forth in this Agreement and in the other Credit Documents. Neither the Administrative Agent, the Lead Arranger nor any of its officers, directors, agents, employees or affiliates shall be liable for any action taken or omitted by them hereunder or under any other Credit Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of the Administrative Agent and the Lead Arranger shall be mechanical and administrative in nature; neither the Administrative Agent nor the Lead Arranger shall have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Lender or the holder of any Note; and nothing in this Agreement or any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent or the Lead Arranger any obligations in respect of this Agreement or any other Credit Document except as expressly set forth herein or therein.

            12.03 Lack of Reliance on the Administrative Agent and the Lead Arranger. Independently and without reliance upon the Administrative Agent or the Lead Arranger, each Lender and the holder of each Note, to the extent it deemed or deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Borrower and its Subsidiaries in connection with the making and the continuance of the Loans and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Borrower and its Subsidiaries and, except as expressly provided in this Agreement, neither the Administrative Agent nor the Lead Arranger shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Note with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. Neither the Administrative Agent nor the Lead Arranger shall be responsible to any Lender or the holder of any Note for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, priority or sufficiency of this Agreement or any other Credit Document or the financial condition of the

Borrower or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Borrower or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

            12.04 Certain Rights of the Agents. If any Agent shall request instructions from the Required Lenders or all of the Lenders, as applicable, with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from the Required Lenders or all of the Lenders, as applicable; and such Agent shall not incur liability to any Lender by reason of so refraining. Without limiting the foregoing, no Lender nor the holder of any Note shall have any right of action whatsoever against any Agent as a result of such Agent acting or refraining from acting hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders or all of the Lenders, as applicable.

            12.05 Reliance. The Administrative Agent and the Lead Arranger shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that the Administrative Agent or the Lead Arranger believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by the Administrative Agent or the Lead Arranger, as the case may be.

            12.06 Indemnification. To the extent the Administrative Agent or the Lead Arranger is not reimbursed and indemnified by the Borrower or any of its Subsidiaries, the Lenders will reimburse and indemnify the Administrative Agent and the Lead Arranger in proportion to their respective "percentage" as used in determining the Required Lenders (determined as if there were no Defaulting Lenders) for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent or the Lead Arranger in performing its duties hereunder or under any other Credit Document or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or the Lead Arranger's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

            12.07 The Administrative Agent and the Lead Arranger in their Individual Capacity. With respect to their obligation to make Loans, or issue or participate in Letters of Credit, under this Agreement, the Administrative Agent and the Lead Arranger shall have the rights and powers specified herein for a "Lender" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Lenders," "Required

Lenders," "holders of Notes" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent and the Lead Arranger in their respective individual capacities. The Administrative Agent and the Lead Arranger and their affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, investment banking, trust or other business with, or provide debt financing, equity capital or other services (including financial advisory services) to, any Credit Party or any Affiliate of any Credit Party (or any Person engaged in a similar business with any Credit Party or any Affiliate thereof) as if they were not performing the duties specified herein, and may accept fees and other consideration from any Credit Party or any Affiliate of any Credit Party for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

            12.08 Holders. Any Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee, assignee or indorsee, as the case may be, of such Note or of any Note or Notes issued in exchange therefor.

            12.09 Resignation by, and Removal of the Administrative Agent and the Lead Arranger. (a) The Administrative Agent and/or the Lead Arranger may resign from the performance of all its respective functions and duties hereunder and/or under the other Credit Documents at any time by giving 15 Business Days' prior written notice to the Lenders, and the Required Lenders may at any time remove the Administrative Agent with or without cause by giving 15 Business Days' prior written notice thereof to the Administrative Agent and the Lead Arranger. Such resignation or removal, in the case of the Administrative Agent, shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and (c) below or as otherwise provided below, and such resignation, in the case of the Lead Arranger, shall take effect immediately.

            (b) Upon any such notice of resignation by, or removal of the, Administrative Agent, the Required Lenders shall appoint a successor Administrative Agent hereunder or thereunder who shall be a commercial bank, trust company or other financial institution reasonably acceptable to the Borrower, which acceptance shall not be unreasonably withheld or delayed (provided that the Borrower's approval shall not be required if an Event of Default then exists).

            (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent with the consent of the Borrower (which consent shall not be unreasonably withheld or delayed, provided that the Borrower's consent shall not be required if an Event of Default then exists), shall then appoint a successor Administrative Agent who shall serve as Administrative Agent hereunder or thereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given, or such notice of removal was received, by the Administrative Agent, the Administrative Agent's resignation or removal shall become effective and the Required Lenders shall thereafter perform all the duties of the Administrative Agent hereunder and/or under any other Credit Document until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided above.

            SECTION 13. Miscellaneous.

            13.01 Payment of Expenses, etc. The Borrower shall: (i) whether or not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of the Agents (including, without limitation, the reasonable fees and disbursements of White & Case LLP) in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto or thereto, of the Agents in connection with their syndication efforts with respect to this Agreement and of the Agents and, after the occurrence of an Event of Default, each of the Lenders in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or pursuant to any insolvency or bankruptcy proceedings (including, without limitation, in each case the reasonable fees and disbursements of counsel and consultants for the Agents and, after the occurrence of an Event of Default, counsel for each of the Lenders); (ii) pay and hold each of the Lenders harmless from and against any and all present and future stamp, excise and other similar documentary taxes with respect to the foregoing matters and save each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Lender) to pay such taxes; and (iii) indemnify each Agent and each Lender, and each of their respective officers, directors, employees, representatives, agents and affiliates from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of this Agreement or any other Credit Document or the use of any Letter of Credit or the proceeds of any Loans hereunder or the consummation of any of the transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the generation, storage, transportation, handling, release or disposal of Hazardous Materials by the Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by the Borrower or any of its Subsidiaries, the non-compliance of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any Real Property, or any Environmental Claim asserted against the Borrower, any of its Subsidiaries or any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

            13.02 Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Agent and each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Agent or Lender (including, without limitation, by branches and agencies of such Agent or Lender wherever located) to or for the credit or the account of any Credit Party against and on account of the Obligations and liabilities of the Credit Parties to such Agent or Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Agent or Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured.

            13.03 Notices. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to any Credit Party, at the address specified opposite its signature below or in the other relevant Credit Documents; if to any Lender, at its address specified on Schedule II; and if to the Administrative Agent, at the Notice Office; or, as to any Credit Party or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Lender, at such other address as shall be designated by such Lender in a written notice to the Borrower and the Administrative Agent. All such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier, except that notices and communications to the Administrative Agent, the Lead Arranger and the Borrower shall not be effective until received by the Administrative Agent, the Lead Arranger or the Borrower, as the case may be.

            13.04 Benefit of Agreement; Assignments; Participations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Borrower may not assign or transfer any of its rights, obligations or interest hereunder without the prior written consent of each of the Lenders and, provided further, that, although any Lender may transfer, assign or grant participations in its rights hereunder, such Lender shall remain a "Lender" for all purposes hereunder (and may not transfer or assign all or any portion of its Loans or Commitment hereunder except as provided in Sections 1.13 and 13.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Lender" hereunder and, provided further, that no Lender shall transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (i) extend the final scheduled maturity of any Revolving Loan, Note or Letter of Credit (unless such Letter of Credit is not extended beyond the Final Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Total Commitment, shall not constitute a change in the terms of such participation, and that an increase in the Commitment of any Lender shall be permitted without the consent of any participant if the participant's participation is not increased as a result thereof) or (ii) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the other Credit Documents (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto) and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation.

            (b) Notwithstanding the foregoing, any Lender (or any Lender together with one or more other Lenders) may (x) assign all or a portion of its Commitment and related outstanding Obligations hereunder to (i) its parent company and/or any affiliate of such Lender which is at least 50% owned by such Lender or its parent company or to one or more Lenders or (ii) in the case of any Lender that is a fund that invests in loans, any other fund that invests in loans and is managed or advised by the same investment advisor of such Lender or by an Affiliate of such investment advisor or (y) assign all, or if less than all, a portion equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of such Commitment or Commitments and related outstanding Obligations hereunder to one or more Eligible Transferees (treating any fund that invests in loans and any other fund that invests in loans and is managed or advised by the same investment advisor of such fund or by an Affiliate of such investment advisor as a single Eligible Transferee), each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment and Assumption Agreement, provided that, (i) at such time
Schedule I shall be deemed modified to reflect the Commitments and/or outstanding Revolving Loans, as the case may be, of such new Lender and of the existing Lenders, (ii) upon the surrender of the relevant Revolving Note by the assigning Lender (or, upon such assigning Lenders indemnifying the Borrower for any lost Revolving Note pursuant to a customary indemnification agreement) a new Revolving Note will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender upon the request of such new Lender or assigning Lender, such new Revolving Note to be in conformity with the requirements of Section
1.05 (with appropriate modifications) to the extent needed to reflect the revised Commitments and/or outstanding Revolving Loans, as the case may be,
(iii) the consent of the Administrative Agent and, so long as no Default or Event of Default then exists, the consent of the Borrower, shall be required in connection with any assignment to an Eligible Transferee pursuant to clause (y) above (each of which consents shall not be unreasonably withheld or delayed),
(iv) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500 (or $1,500 in the case of an assignment between or among existing Lenders and/or their affiliates) and (v) no such transfer or assignment will be effective until recorded by the Administrative Agent on the Register pursuant to Section 13.15. To the extent of any assignment pursuant to this Section 13.04(b), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitment and outstanding Revolving Loans. At the time of each assignment pursuant to this Section 13.04(b) to a Person which is not already a Lender hereunder and which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall, to the extent legally entitled to do so, provide to the Borrower the appropriate Internal Revenue Service Forms (and, if applicable, a Section 4.04(b)(ii) Certificate) described in Section 4.04(b). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to Section 1.13 or this Section 13.04(b) would, at the time of such assignment, result in increased costs under Section 1.10, 2.06 or 4.04 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower, in accordance with and pursuant to the other provisions of this Agreement, shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

            (c) Nothing in this Agreement shall prevent or prohibit (i) any Lender from pledging its Revolving Loans and Revolving Note hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank or (ii) any Lender which is a fund from pledging all or any portion of its Revolving Loans and Revolving Note to its trustee in support of its obligations to its trustee. No pledge pursuant to this clause (c) shall release the transferor Lender from any of its obligations hereunder.

            13.05 No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent, any Issuing Lender, the Swingline Lender or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any other Credit Party and any Agent, any Issuing Lender, the Swingline Lender or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder.

The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which any Agent, any Issuing Lender, the Swingline Lender or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Agent, any Issuing Lender, the Swingline Lender or any Lender to any other or further action in any circumstances without notice or demand.

            13.06 Payments Pro Rata. (a) Except as otherwise provided in this Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations hereunder, it shall distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

            (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise), which is applicable to the payment of the principal of, or interest on, the Revolving Loans, Unpaid Drawings, Commitment Commission or Letter of Credit Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

            (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders.

            13.07 Calculations; Computations; Accounting Terms. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); provided that, except as otherwise specifically provided herein, (x) all computations and all definitions used in determining compliance with Sections 9.02 and 9.07 through 9.09, inclusive, shall utilize accounting principles and policies in conformity with those used to prepare the historical financial statements of the Borrower referred to in Section 7.05(a)
(i), and (y) all computations and all definitions used in determining compliance with Sections 9.07 and 9.08 shall be determined on a Pro Forma Basis to give effect to any Material Acquisition.

            (b) All computations of interest, Commitment Commission and other Fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including (in each case) the first day but excluding the last day; except that in the case of Letter of Credit Fees and Facing Fees, the last day shall be included) occurring in the period for which such interest, Commitment Commission or other Fees are payable; provided that interest in respect of Base Rate Loans determined by reference to the Prime Lending Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, for the actual number of days occurring in the period for which such interest is payable.

            13.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK IN EACH CASE WHICH ARE LOCATED IN THE CITY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE BORROWER HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. THE BORROWER FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY AGENT, ANY LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER IN ANY OTHER JURISDICTION.

            (b) THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY, TO THE EXTENT PERMITTED BY APPLICABLE LAW, WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            13.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

            13.10 Effectiveness. This Agreement shall become effective on the date (the "Effective Date") on which (i) the Borrower, the Agents and the Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent at the Notice Office or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written or telex notice (actually received) at such office that the same has been signed and mailed to it, and (ii) the conditions contained in Section 5A are met to the satisfaction of the Agents. The Administrative Agent will give the Borrower and each Lender prompt written notice of the occurrence of the Effective Date.

            13.11 Headings Descriptive. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

            13.12 Amendment or Waiver; etc. (a) Neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the respective Credit Parties party thereto and the Required Lenders, provided that no such change, waiver, discharge or termination shall, without the consent of each Lender (other than a Defaulting Lender) (with Obligations being directly affected in the case of following clause (i)), (i) extend the final scheduled maturity of any Loan or Note or extend the stated expiration date of any Letter of Credit beyond the Final Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof (except in connection with a waiver of applicability of any post-default increase in interest rates), (ii) release all or substantially all of the Subsidiary Guarantors under the Subsidiaries Guaranty (except in connection with a sale of such Subsidiary Guarantor in accordance with the terms of this Agreement), (iii) amend, modify or waive any provision of this Section 13.12 (except for technical amendments with respect to additional extensions of credit under this Agreement of the type which afford the protections to such additional extensions of credit provided to the Commitments on the Effective Date), (iv) reduce the percentage specified in the definition of Required Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Lenders on substantially the same basis as the Commitments are included on the Effective Date) or (v) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; provided further, that no such change, waiver, discharge or termination shall (1) increase the Commitment of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of the Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of the respective Issuing Lender, amend, modify or waive any provision of Section 2 or alter its rights or obligations with respect to Letters of Credit, (3) without the consent of the Swingline Lender, alter the Swingline Lender's rights or obligations with respect to Swingline Loans, or (4) without the consent of the respective Agent, amend, modify or waive any provision of Section 12 or any other provision as same relates to the rights or obligations of such Agent.

            (b) If, in connection with any proposed change, waiver, discharge or termination to any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clauses (A) or
(B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 1.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender's Commitment and/or repay the outstanding Revolving Loans of such Lender and cash collateralize its applicable Percentage of the Letter of Credit Outstandings in accordance with Sections 3.02(b) and 4.01(b), provided that, unless the Commitment that is terminated, and Revolving Loans repaid, pursuant to preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of the Commitments and/or outstanding Revolving Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto, provided further, that in any event the Borrower shall not have the right to replace a Lender, terminate its Commitment or repay its Revolving Loans solely as a result of the exercise of such Lender's rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

            13.13 Survival. All indemnities set forth herein including, without limitation, in Sections 1.10, 1.11, 2.06, 4.04, 12.06 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

            13.14 Domicile of Loans. Each Lender may transfer and carry its Loans at, to or for the account of any office, Subsidiary or Affiliate of such Lender. Notwithstanding anything to the contrary contained herein, to the extent that a transfer of Loans pursuant to this Section 13.14 would, at the time of such transfer, result in increased costs under Section 1.10, 1.11, 2.06 or 4.04 from those being charged by the respective Lender prior to such transfer, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective transfer).

            13.15 Register. The Borrower hereby designates the Administrative Agent to serve as the Borrower's Administrative Agent, solely for purposes of this Section 13.15, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of the Loans of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Revolving Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Register maintained by the Administrative Agent with respect to ownership of such Commitment and Revolving Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Revolving Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Revolving Loans shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement pursuant to Section 13.04(b). Coincident with the delivery of such an Assignment and Assumption Agreement to the Administrative Agent for acceptance and registration of assignment or transfer of all or part of a Revolving Loan, or as soon thereafter as practicable, the assigning or transferor Lender shall surrender the Revolving Note evidencing such Revolving Loan, and thereupon one or more new Revolving Notes in the same aggregate principal amount shall be issued to the assigning or transferor Lender and/or the new Lender. The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this Section 13.15.

            13.16 Confidentiality. (a) Subject to the provisions of clause (b) of this Section 13.16, each Agent and each Lender agrees that it will use its reasonable efforts not to disclose without the prior consent of the Borrower (other than to its employees, auditors, advisors or counsel or to another Lender if such Agent or Lender or such Agent's or Lender's holding or parent company in its sole discretion determines that any such party should have access to such information, provided such Persons shall be subject to the provisions of this
Section 13.16 to the same extent as such Agent or Lender) any information with respect to the Borrower or any of its

Subsidiaries which is now or in the future furnished pursuant to this Agreement or any other Credit Document and which is designated by the Borrower to the Agents and Lenders in writing as confidential, provided that the Agents and the Lenders may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.16(a) by the Agents or the respective Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal regulatory body having or claiming to have jurisdiction over such Agent or Lender or to the Federal Reserve Board or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent or Lender, (v) to each of the Agents and (vi) to any prospective or actual transferee or participant in connection with any contemplated transfer or participation of any of the Revolving Notes or Commitments or any interest therein by such Lender, provided that such prospective transferee or participant agrees to be bound by the confidentiality provisions contained in this Section 13.16.

            (b) The Borrower hereby acknowledges and agrees that each Agent and each Lender may share with any of its affiliates any information related to the Borrower or any of its Subsidiaries (including, without limitation, any nonpublic customer information regarding the creditworthiness of the Borrower and its Subsidiaries), provided such Persons shall be subject to the provisions of this Section 13.16 to the same extent as such Agent or Lender.


                                      * * *

            IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.


Address:

31440 Northwestern Highway                 COMPUWARE CORPORATION
Farmington Hills, MI  48334-2534

Telephone: 248-737-7557
Telecopier: 248-737-1822                   By: /s/ Eliot R. Stark
Attention: Eliot R. Stark                      -------------------------------
                                               Title: Executive Vice President

                                           MORGAN STANLEY SENIOR FUNDING, INC.,

                                           Individually, and as Lead Arranger,
                                           Syndication Agent and Book Manager



                                           By: /s/ R. Bram Smith
                                              ------------------------
                                              Title: Managing Director

                                           COMERICA BANK,


                                           Individually, and as Administrative
                                           Agent and Co-Arranger



                                           By: /s/ Gregory N. Block
                                              ----------------------
                                              Title: Vice President

                                                                      SCHEDULE I



                                   COMMITMENTS






Lender                                                             Commitment
------                                                        ------------------
Morgan Stanley Senior Funding, Inc.                           $   540,000,000.00
Comerica Bank                                                 $   360,000,000.00
                                                              ------------------
         TOTAL                                                $   900,000,000.00

                                                                     SCHEDULE II



                                LENDER ADDRESSES



Bank                                           Address
----                                           -------
Morgan Stanley Senior Funding, Inc.            1585 Broadway
                                               New York, NY  10036
                                               Attn: James Morgan
                                               Tel. No.: (212) 761-4866
                                               Fax No.: (212) 761-0592

                                               with a copy to:

                                               1585 Broadway
                                               New York, NY 10036
                                               Attn: Todd Vannucci
                                               Tel. No.: (212) 761-1053
                                               Fax No.: (212) 761-0322
Comerica Bank                                  500 Woodward Avenue
                                               Detroit, MI  48226-3280
                                               Attn:  Timothy O'Rourke
                                               Tel. No.: (313) 222-7044
                                               Fax No.: (313) 222-9516

                                                                    Schedule III


                                  SUBSIDIARIES


                    NAME OF SUBSIDIARY                       SHAREHOLDER(S) BY PERCENT
               JURISDICTION OF INCORPORATION
----------------------------------------------------------------------------------------
1.      Compuware International Ltd., a Michigan             Compuware Corporation 100%
        corporation

2.      CV Acquisition, Inc., a Delaware corporation         Compuware Corporation 100%

3.      Lighting Acquisition, Inc., a Massachusetts          Compuware Corporation 100%
        corporation

4.      Reliant Data Systems, Inc., a Delaware corporation   Compuware Corporation 100%

5.      MIS International, Inc., a Michigan Corporation      Compuware Corporation 100%

6.      Compuware Global Services, Inc., a Michigan          Compuware Corporation 100%
        corporation

7.      Comp Acquisition, Inc., a California corporation     Compuware Corporation 100%

8.      Compuware Asia-Pacific Holdings, Ltd., a Hong Kong   Compuware Corporation 100%
        corporation

9.      Compuware Asia-Pacific Pty. Ltd., an Australian      Compuware Corporation 98.5%
        limited corporation
                                                             Compuware Int'l Ltd. 1.45%

10.     Compuware Asia-Pacific Pte. Ltd., a Singapore        Compuware Corporation 100%
        corporation

11.     Compuware Asia Pacific Ltd. Hong Kong, a Hong Kong   Compuware Corporation 100%
        corporation

12.     Compuware Systems Support Center Co, Ltd., a         Compuware Corporation 100%
        Japanese corporation

13.     Compuware FSC, a Barbados corporation                Compuware Corporation 100%

14.     Compuware AS de Mexico, a Mexican corporation        Compuware Corporation 96.7%

                                                             Compuware Int'l Ltd. 3.33%

15.     Compuware do Brazil, a Brazilian corporation         Compuware Corporation 100%

16.     Compuware System Software, B.V., a Netherlands       Compuware Corporation 99.9%
        corporation
                                                             Compuware Int'l Ltd. 0.1%
17.     Compuware Corporation of Canada, a Canadian
        corporation                                          Compuware Corporation 100%

18.     Compuware Nordic AS, a Norwegian corporation         Compuware Corporation 100%

19.     Compuware Denmark AS, a Danish corporation           Compuware Int'l Ltd. 100%

20.     Compuware Korea AB, a Korean corporation             Compuware Int'l Ltd. 100%

21.     Compuware Ltd., a U.K. limited corporation           Compuware Int'l Ltd. 100%

22.     NuMega UK Ltd., a U.K. limited corporation           Compuware Corporation 100%

23.     Compuware AG, a Swiss corporation                    Compuware Int'l Ltd. 100%

24.     Compuware GmbH Austria, an Austrian corporation      Compuware Int'l Ltd. 100%

25.     Compuware Srl, an Italian corporation                Compuware Corporation 2.5%

                                                             Compuware Int'1 Ltd. 97.5%

26.     Compuware Sweden AB, a Swedish corporation           Compuware Int'l Ltd. 100%

27.     Compuware S.A.R.L., a French corporation             Compuware Int'l Ltd. 100%

28.     Compuware NV/SA, a Belgian corporation               Compuware Int'l Ltd. 99.9%,

                                                             Compuware Corporation 0.1%

29.     Compuware BV, a Netherlands corporation              Compuware Int'l Ltd. 100%

30.     Compuware GmbH, a German corporation                 Compuware Int'l Ltd. 99%

                                                             Compuware Corporation 1%

31.     Compuware SA, a Spanish corporation                  Compuware Int'l Ltd. 100%

32.     Compuware Portugal SA, a Portuguese corporation      Compuware Int'l Ltd. 100%

                                                                     Schedule IV


                                 EXISTING LIENS


None

                                                                      Schedule V


                              EXISTING INDEBTEDNESS


Compuware Corporation
                                                                                                      Due Date
Initial Funding      Caretech Solutions, Inc.                       2,000,000.00 USD                 On Demand
Share Purchase       22370 Michigan Avenue
                     Dearborn, Michigan 48124


Acquisition          Vireo Software, Inc.                             200,000.00 USD                10/21/99
Indemnity            30 Monument Square
Escrow               Concord, Massachusetts 01742


Acquisition          Cardume Software Ltd.                            250,000.00 USD                12/29/99
Indemnity            Kissat Court
Escrow               29 Parliament Street
                     Ramsey, Isle of Man
                     United Kingdom

Compuware Ltd.

Acquisition          Julian Leach                                   1,854,738.00 GBP
Loan Note            28 Gartmoor Gardens
                     Southfield, London SW19 6NY

Acquisition          Trust-Fiona Leach                                  6,889.00 GBP
Loan Note

Acquisition          Varina Elizabeth Leach                             6,889.00 GBP
Loan Note

Acquisition          Kishor Girdhar Gohill                            126,618.00 GBP
Loan Note            8 Mornington Avenue
                     Gants Hill,  Ilford, Essex IG1 3QT

Acquisition          Peter Mulreid                                  1,017,572.00 GBP
Loan Note            Oaken Coppice House, Mill Lane
                     Cookham, Berks SL6 9QT

Acquisition          Trust-Thomas Mulreid                               6,889.00 GBP
Loan Note

Acquisition          Majella Bernadette Mulreid                        52,525.00 GBP
Loan Note

Acquisition          Mark Travis                                      508,672.00 GBP
Loan Note            15, Ashley Park Road
                     Walton on Thames
                     Surrey, KT12 1JU

Acquisition          Phillipa Mary Travis                              52,525.00 GBP
Loan Note

Acquisition          Trust-Jack Travis                                  6,889.00 GBP
Loan Note

                                                                       Exhibit A



                           FORM OF NOTICE OF BORROWING

                                                                         [Date]


Comerica Bank,
   as Administrative Agent
   for the Lenders party
   to the Credit Agreement
   referred to below
500 Woodward Avenue
Detroit, Michigan 48226

Attention:  Nekold Oliphant

Ladies and Gentlemen:

            The undersigned, Compuware Corporation (the "Borrower"), refers to the Credit Agreement, dated as of August 3, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement," the terms defined therein being used herein as therein defined), among the Borrower, the lenders from time to time party thereto (the "Lenders"), you, as Administrative Agent for such Lenders, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager, and hereby gives you notice, irrevocably, pursuant to Section 1.03(a) of the Credit Agreement, that the undersigned hereby requests a Borrowing of Revolving Loan under the Credit Agreement, and in that connection sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 1.03(a) of the Credit Agreement:

            (i) The Business Day of the Proposed Borrowing is ____________.(1)

            (ii) The aggregate principal amount of the Proposed Borrowing is $____________.

            (iii) The Revolving Loans to be made pursuant to the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [Eurodollar Loans].





-------------------------

(1) Shall be a Business Day at least one Business Day in the case of Base Rate Loans and at least three Business Days in the case of Eurodollar Loans, in each case, after the date hereof provided that (in each case) any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (Detroit, Michigan time) on such day.

                                                                       Exhibit A
                                                                          Page 2


            [(iv) The initial Interest Period for the Proposed Borrowing is month(s).](2)

            The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

            (A) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the Proposed Borrowing and to the application of the proceeds thereof, as though made on such date, unless stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date; and

            (B) no Default or Event of Default has occurred and is continuing, or would result from such Proposed Borrowing or from the application of the proceeds thereof.


                                               Very truly yours,

                                               COMPUWARE CORPORATION


                                               By
                                                  ----------------------------
                                                  Name:
                                                  Title:

-------------------------

(2)  To be included for a Proposed Borrowing of Eurodollar Loans.

                                                                     Exhibit B-1


                             FORM OF REVOLVING NOTE


$__________                                                  New York, New York
                                                                         [Date]


            FOR VALUE RECEIVED, COMPUWARE CORPORATION, a Michigan corporation (the "Borrower"), hereby promises to pay to or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Comerica Bank (the "Administrative Agent") located at 500 Woodward Avenue, Detroit, Michigan 48226 on the Final Maturity Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($________) or, if less, the unpaid principal amount of all Revolving Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

            This Note is one of the Revolving Notes referred to in the Credit Agreement, dated as of August 3, 1999, among the Borrower, the lenders from time to time party thereto (including the Lender), the Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager (as amended, modified or supplemented from time to time, the "Credit Agreement"), and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Credit Agreement). This Note is subject to voluntary prepayment and mandatory repayment prior to the Final Maturity Date, in whole or in part, as provided in the Credit Agreement.

            In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-1
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                               COMPUWARE CORPORATION




                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                     Exhibit B-2



                             FORM OF SWINGLINE NOTE


$________________                                             New York, New York
                                                                          [Date]


            FOR VALUE RECEIVED, COMPUWARE CORPORATION, a Michigan corporation (the "Borrower"), hereby promises to pay to COMERICA BANK or its registered assigns (the "Lender"), in lawful money of the United States of America in immediately available funds, at the office of Comerica Bank (the "Administrative Agent") located at 500 Woodward Avenue, Detroit, Michigan 48226 on the Swingline Expiry Date (as defined in the Credit Agreement referred to below) the principal sum of _____________ DOLLARS ($_________) or, if less, the unpaid principal amount of all Swingline Loans (as defined in the Credit Agreement) made by the Lender pursuant to the Credit Agreement.

            The Borrower promises also to pay interest on the unpaid principal amount hereof in like money at said office from the date hereof until paid at the rates and at the times provided in Section 1.08 of the Credit Agreement.

            This Note is the Swingline Note referred to in the Credit Agreement, dated as of August 3, 1999, among the Borrower, the lenders from time to time party thereto (including the Lender), the Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager (as amended, modified or supplemented from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Credit Documents (as defined in the Credit Agreement). This Note is entitled to the benefits of the Subsidiaries Guaranty (as defined in the Credit Agreement). This
Note is subject to voluntary prepayment and mandatory repayment prior to the Swingline Expiry Date, in whole or in part, as provided in the Credit Agreement.

            In case an Event of Default (as defined in the Credit Agreement) shall occur and be continuing, the principal of and accrued interest on this Note may become or be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

            The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

                                                                     Exhibit B-2
                                                                          Page 2


            THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.



                                               COMPUWARE CORPORATION


                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT C


                        FORM OF LETTER OF CREDIT REQUEST


No.  (1)   Dated (2)
   ------      ------


Comerica Bank, as Administrative Agent
  under the Credit Agreement (the "Credit
  Agreement"), dated as of August 3, 1999, among Compuware Corporation, the lenders from time to time party thereto, Comerica Bank, as Administrative Agent and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and
  Book Manager

500 Woodward Avenue
Detroit, Michigan  48226

Attention:  Nekold Oliphant


[Name and Address of
respective Issuing Lender]

Attention:


Dear Sirs:

            We hereby request that [Issuing Lender](3), in its individual capacity, issue a [standby] [trade] Letter of Credit for the account of the
undersigned on   (4)   (the "Date of Issuance") in the aggregate stated
amount of   (5)    .



-----------------

(1)   Letter of Credit Request Number.


(2)   Date of Letter of Credit Request.


(3)   Insert Name of applicable Issuing Lender.

(4) Date of Issuance which shall be at least five Business Days from the date hereof (or such shorter period as is acceptable to the respective Issuing Lender).

(5)   Aggregate initial Stated Amount of Letter of Credit.

                                                                       EXHIBIT C
                                                                          Page 2



            For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement shall have the respective meaning provided such terms in the Credit Agreement.

            The beneficiary of the requested Letter of Credit will be   (6)    ,
and such Letter of Credit will be in support of   (7)   and will have a stated
expiration date of   (8)    .

            We hereby certify that:

            (1) the representations and warranties contained in the Credit Agreement and in the other Credit Documents are and will be true and correct in all material respects, both before and after giving effect to the issuance of the Letter of Credit requested hereby, on the Date of Issuance (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and

            (2) no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Default or an Event of Default occur.


-----------------

(6)   Insert name and address of beneficiary.

(7) Insert description of L/C Supportable Obligations or applicable trade obligations, as the case may be.

(8) Insert the last date upon which drafts may be presented which may not be later than (A) in the case of standby Letters of Credit, the earlier of
      (x) one year after the date of issuance and (y) the third Business Day prior to the Final Maturity Date and (B) in the case of trade Letters of Credit, the earlier of (x) 180 days after the date of issuance and (y) 15 days prior to the Final Maturity Date.

                                                                       Exhibit C
                                                                          Page 3



            Copies of all documentation with respect to the supported transaction are attached hereto.




                                               COMPUWARE CORPORATION


                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT D



                     FORM OF SECTION 4.04(b)(ii) CERTIFICATE


            Reference is hereby made to the Credit Agreement, dated as of August 3, 1999, among Compuware Corporation, the lenders from time to time party thereto, Comerica Bank, as Administrative Agent, and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager, (as amended from time to time, the "Credit Agreement"). Pursuant to the provisions of
Section 4.04(b)(ii) of the Credit Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.


                                              [NAME OF LENDER]


                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:



Date:          ,
      --------- -----

                                                                     EXHIBIT E-1
                                                                     EXHIBIT E-2

                                  OPINIONS OF
                    HONIGMAN, MILLER, SCHWARTZ AND COHN AND
                        GENERAL COUNSEL TO THE BORROWER



Omitted

                                                                       EXHIBIT F


                          FORM OF OFFICERS' CERTIFICATE


            I, the undersigned, [Chief Executive Officer/Chairman of the Board/President/Vice President] of [Name of Credit Party], a corporation organized and existing under the laws of the State of _________________ (the "Company"), do hereby certify on behalf of the Company that:

            1. This Certificate is furnished pursuant to Section[s 5A.02 and](1) 5.04(a) of the Credit Agreement, dated as of August 3, 1999, among [Compuware Corporation] [the Company], the lenders from time to time party thereto, Comerica Bank, as Administrative Agent and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager (such Credit Agreement, as in effect on the date of this Certificate, being herein called the "Credit Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Credit Agreement.

            2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his or her name and has held such office since _________ __, 19__.(2) The signature written opposite the name and title of each such officer is his or her genuine signature.


             Name(3)                              Office                             Signature
         --------------                         -----------                        -------------

         --------------                         -----------                        -------------

         --------------                         -----------                        -------------

         --------------                         -----------                        -------------



-----------------

(1)   Insert in the Borrower's certificate only.

(2) Insert a date prior to the time of any corporate action relating to the Credit Documents or related documentation.

(3) Include name, office and signature of each officer who will sign any Credit Document, including the officer who will sign the certification at the end of this Certificate or related documentation.

                                                                       Exhibit F
                                                                          Page 2


            3. Attached hereto as Exhibit A is a certified copy of the [Certificate] [Articles] of Incorporation of the Company, as filed in the Office of the Secretary of State of the State of Michigan on ___________, 19__, together with all amendments thereto adopted through the date hereof.

            4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since _____________, 19__.

            5. Attached hereto as Exhibit C is a true and correct copy of resolutions which were duly adopted on __________, 19__ [by unanimous written consent of the Board of Directors of the Company] [by a meeting of the Board of Directors of the Company at which a quorum was present and acting throughout], and said resolutions have not been rescinded, amended or modified. Except as attached hereto as Exhibit C, no resolutions have been adopted by the Board of Directors of the Company which deal with the execution, delivery or performance of any of the Documents to which the Company is party.

            [6. On the date hereof, all of the applicable conditions set forth in Sections 5A.06, 5A.07, 5A.10 and 6.01 of the Credit Agreement have been satisfied.](4)

            [6.][7.] On the date hereof, the representations and warranties made by the Company and contained in the Credit Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, both before and after giving effect to the incurrence of Loans on the date hereof and the application of the proceeds thereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

            [7.][8.] On the date hereof, no Default or Event of Default has occurred and is continuing or would result from the Borrowing to occur on the date hereof or from the application of the proceeds thereof.

            [8.][9.] There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.


-----------------

(4)    Insert in Officers' Certificate of Borrower only.

                                                                       Exhibit F
                                                                          Page 3



            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of ____, 1999.




                                               [NAME OF CREDIT PARTY]


                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       Exhibit F
                                                                          Page 4



I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify on behalf of the Company that:

            1. [Name of Person making above certifications] is the duly elected and qualified [Chairman of the Board/Chief Executive Officer/President/Vice President] of the Company and the signature above is his or her genuine signature.

            2. The certifications made by [name of Person making above certifications] on behalf of the Company in Items 2, 3, 4, 5, and [8] [9] above are true and correct.

            IN WITNESS WHEREOF, I have hereunto set my hand this ____ day of _____, 1999.


                                               [NAME OF CREDIT PARTY]



                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:

                                                                       EXHIBIT G


                          FORM OF SUBSIDIARIES GUARANTY


            SUBSIDIARIES GUARANTY, dated as of August 3, 1999 (as amended, modified or supplemented from time to time, this "Guaranty"), made by each of the undersigned guarantors (each a "Guarantor," and together with any other entity that becomes a guarantor hereunder pursuant to Section 26 hereof, the "Guarantors"). Except as otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement (as defined below) shall be used herein as therein defined.


                              W I T N E S S E T H :


            WHEREAS, Compuware Corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), Comerica Bank, as Administrative Agent and Co-Arranger (together with any successor administrative agent, the "Administrative Agent"), and Morgan Stanley Senior Funding, Inc., as Lead Arranger, Syndication Agent and Book Manager, have entered into a Credit Agreement, dated as of August 3, 1999 (as amended, modified or supplemented from time to time, the "Credit Agreement"), providing for the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower as contemplated therein (the Lenders, each Issuing Lender, the Lead Arranger and the Administrative Agent are herein called the "Lender Creditors");

            WHEREAS, the Borrower may at any time and from time to time enter into one or more Interest Rate Protection Agreements or Other Hedging Agreements with one or more Lenders or any affiliate thereof (each such Lender or affiliate, even if the respective Lender subsequently ceases to be a Lender under the Credit Agreement for any reason, together with such Lender's or affiliate's successors and assigns, if any, collectively, the "Other Creditors," and together with the Lender Creditors, the "Creditors");

            WHEREAS, each Guarantor is a direct or indirect Wholly-Owned Subsidiary of the Borrower;

            WHEREAS, it is a condition to the making of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement that each Guarantor shall have executed and delivered this Guaranty; and

            WHEREAS, each Guarantor will obtain benefits from the incurrence of Loans to, and the issuance of Letters of Credit for the account of, the Borrower under the Credit Agreement and the entering into by the Borrower of Interest Rate Protection Agreements or Other Hedging Agreements and, accordingly, desires to execute this Guaranty in order to satisfy the conditions described in the preceding paragraph;

                                                                       Exhibit G
                                                                          Page 2


            NOW, THEREFORE, in consideration of the foregoing and other benefits accruing to each Guarantor, the receipt and sufficiency of which are hereby acknowledged, each Guarantor hereby makes the following representations and warranties to each Creditor and hereby covenants and agrees with each Creditor as follows:

            1. Each Guarantor, jointly and severally, irrevocably, absolutely and unconditionally guarantees: (i) to the Lender Creditors, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of (x) the principal of, premium, if any, and interest on the Notes issued by, and the Loans made to, the Borrower under the Credit Agreement, and all reimbursement obligations and Unpaid Drawings with respect to Letters of Credit issued under the Credit Agreement and (y) all other obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower to the Lender Creditors under the Credit Agreement and any other Credit Document to which the Borrower is a party (including, without limitation, indemnities, Fees and interest thereon), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and any such other Credit Document and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in all such Credit Documents (all such principal, premium, interest, liabilities, indebtedness and obligations being herein collectively called the "Credit Document Obligations"); and (ii) to each Other Creditor, the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), liabilities and indebtedness owing by the Borrower under any Interest Rate Protection Agreement and Other Hedging Agreement, whether now in existence or hereafter arising, and the due performance and compliance by the Borrower with all of the terms, conditions and agreements contained in the Interest Rate Protection Agreements or Other Hedging Agreements (all such obligations, liabilities and indebtedness being herein collectively called the "Other Obligations," and together with the Credit Document Obligations, the "Guaranteed Obligations"). Each Guarantor understands, agrees and confirms that the Creditors may enforce this Guaranty up to the full amount of the Guaranteed Obligations against such Guarantor without proceeding against any other Guarantor, the Borrower, against any security for the Guaranteed Obligations, or under any other guaranty covering all or a portion of the Guaranteed Obligations.

            2. Additionally, each Guarantor, jointly and severally, unconditionally, absolutely and irrevocably, guarantees the payment of any and all Guaranteed Obligations whether or not due or payable by the Borrower upon the occurrence in respect of the Borrower of any of the events specified in
Section 10.05 of the Credit Agreement, and unconditionally and irrevocably, jointly and severally, promises to pay such Guaranteed Obligations to the Creditors, or order, on demand, in legal tender of the United States. This Guaranty shall constitute a guaranty of payment, and not of collection.

            3. The liability of each Guarantor hereunder is primary, absolute and unconditional and is exclusive and independent of any security for or other guaranty of the indebtedness of the Borrower whether executed by such Guarantor, any

                                                                       Exhibit G
                                                                          Page 3


other Guarantor, any other guarantor or by any other party, and the liability of each Guarantor hereunder shall not be affected or impaired by any circumstance or occurrence whatsoever, including, without limitation: (a) any direction as to application of payment by the Borrower or by any other party, (b) any other continuing or other guaranty, undertaking or maximum liability of a guarantor or of any other party as to the Guaranteed Obligations, (c) any payment on or in reduction of any such other guaranty or undertaking, (d) any dissolution, termination or increase, decrease or change in personnel by the Borrower, (e) any payment made to any Creditor on the indebtedness which any Creditor repays the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding, (f) any action or inaction by the Creditors as contemplated in Section 6 hereof or (g) any invalidity, irregularity or unenforceability of all or any part of the Guaranteed Obligations or of any security therefor.

            4. The obligations of each Guarantor hereunder are independent of the obligations of any other Guarantor, any other guarantor or the Borrower, and a separate action or actions may be brought and prosecuted against each Guarantor whether or not action is brought against any other Guarantor, any other guarantor or the Borrower and whether or not any other Guarantor, any other guarantor or the Borrower be joined in any such action or actions. Each Guarantor waives, to the fullest extent permitted by law, the benefits of any statute of limitations affecting its liability hereunder or the enforcement thereof. Any payment by the Borrower or other circumstance which operates to toll any statute of limitations as to the Borrower shall operate to toll the statute of limitations as to each Guarantor.

            5. Each Guarantor hereby waives notice of acceptance of this Guaranty and notice of any liability to which it may apply, and waives promptness, diligence, presentment, demand of payment, protest, notice of dishonor or nonpayment of any such liabilities, suit or taking of other action by the Administrative Agent or any other Creditor against, and any other notice to, any party liable thereon (including such Guarantor, any other Guarantor, any other guarantor or the Borrower).

            6. Any Creditor may at any time and from time to time without the consent of, or notice to, any Guarantor, without incurring responsibility to such Guarantor, without impairing or releasing the obligations of such Guarantor hereunder, upon or without any terms or conditions and in whole or in part:

            (a) change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew or alter (including increase), any of the Guaranteed Obligations (including any increase or decrease in the rate of interest thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and the guaranty herein made shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;

            (b) take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, surrender, impair, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or

                                                                       Exhibit G
                                                                          Page 4


howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset thereagainst;

            (c) exercise or refrain from exercising any rights against the Borrower, any other Credit Party, any Subsidiary thereof or otherwise act or refrain from acting;

            (d) release or substitute any one or more endorsers, Guarantors, other guarantors, the Borrower or other obligors;

            (e) settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to creditors of the Borrower other than the Creditors;

            (f) apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Creditors regardless of what liabilities of the Borrower remain unpaid;

            (g) consent to or waive any breach of, or any act, omission or default under, any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of the instruments or agreements referred to therein, or otherwise amend, modify or supplement any of the Interest Rate Protection Agreements or Other Hedging Agreements, the Credit Documents or any of such other instruments or agreements;

            (h) act or fail to act in any manner referred to in this Guaranty which may deprive such Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and/or

            (i) take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of such Guarantor from its liabilities under this Guaranty.

            7. This Guaranty is a continuing one and all liabilities to which it applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. No failure or delay on the part of any Creditor in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein expressly specified are cumulative and not exclusive of any rights or remedies which any Creditor would otherwise have. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other further notice or demand in similar or other circumstances or constitute a waiver of the rights of any Creditor to any other or further action in any circumstances without notice or demand. It is not necessary for any Creditor to inquire into the capacity or powers of the Borrower or the officers, directors, partners or agents acting or purporting to act on its behalf,

                                                                       Exhibit G
                                                                          Page 5


and any indebtedness made or created in reliance upon the professed exercise of such powers shall be guaranteed hereunder.

            8. Any indebtedness of the Borrower now or hereafter held by any Guarantor is hereby subordinated to the indebtedness of the Borrower to the Creditors, and such indebtedness of the Borrower to any Guarantor, if the Administrative Agent, after the occurrence and during the continuance of an Event of Default, so requests, shall be collected, enforced and received by such Guarantor as trustee for the Creditors and be paid over to the Creditors on account of the indebtedness of the Borrower to the Secured Creditors, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Without limiting the generality of the foregoing, each Guarantor hereby agrees with the Creditors that it will not exercise any right of subrogation which it may at any time otherwise have as a result of this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code or otherwise) until all Guaranteed Obligations have been irrevocably paid in full in cash.

            9. (a) Each Guarantor waives any right (except as shall be required by applicable law and cannot be waived) to require the Creditors to: (i) proceed against the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; (ii) proceed against or exhaust any security held from the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party; or (iii) pursue any other remedy in the Creditors' power whatsoever. Each Guarantor waives any defense based on or arising out of any defense of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party other than payment in full of the Guaranteed Obligations, including, without limitation, any defense based on or arising out of the disability of the Borrower, any other Guarantor, any other guarantor of the Guaranteed Obligations or any other party, or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower other than payment in full of the Guaranteed Obligations. The Creditors may, at their election, foreclose on any security held by the Administrative Agent or the other Creditors by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, or exercise any other right or remedy the Creditors may have against the Borrower or any other party, or any security, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Guaranteed Obligations have been paid in full in cash. Each Guarantor waives any defense arising out of any such election by the Creditors, even though such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against the Borrower or any other party or any security.

            (b) Each Guarantor waives all presentments, demands for performance, protests and notices, including, without limitation, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Guaranty, and notices of the existence, creation or incurring of new or additional indebtedness. Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks which such Guarantor assumes and incurs hereunder, and

                                                                       Exhibit G
                                                                          Page 6


agrees that the Creditors shall have no duty to advise any Guarantor of information known to them regarding such circumstances or risks.

            10. The Creditors agree that this Guaranty may be enforced only by the action of the Administrative Agent (acting upon the instructions of the Required Lenders) or, after the date on which all Credit Document Obligations have been paid in full, by the holders of at least the majority of the outstanding Other Obligations, and that no other Creditors shall have any right individually to seek to enforce or to enforce this Guaranty, it being understood and agreed that such rights and remedies may be exercised by the Administrative Agent or, after all the Credit Document Obligations have been paid in full, by the holders of at least a majority of the outstanding Other Obligations, as the case may be, for the benefit of the Creditors upon the terms of this Guaranty. The Creditors further agree that this Guaranty may not be enforced against any director, officer, employee, partner, member or stockholder of any Guarantor (except to the extent such partner, member or stockholder is also a Guarantor hereunder).

            11. In order to induce the Lenders to make Loans to, and issue Letters of Credit for the account of, the Borrower pursuant to the Credit Agreement, and in order to induce the Other Creditors to execute, deliver and perform the Interest Rate Protection Agreements and Other Hedging Agreements, each Guarantor represents, warrants and covenants that:

            (a) Such Guarantor (i) is a duly organized and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, except for failures to be so duly organized validly existing or in good standing which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (ii) has the corporate, partnership or limited liability company, power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the conduct of its business requires such qualification except for failures to be so qualified which, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

            (b) Such Guarantor has the corporate, partnership or limited liability company, power and authority, as the case may be, to execute, deliver and perform the terms and provisions of this Guaranty and each other Document to which it is a party and has taken all necessary corporate, partnership or limited liability company, action, as the case may be, to authorize the execution, delivery and performance by it of this Guaranty and each such other Document. Such Guarantor has duly executed and delivered this Guaranty and each other Document to which it is a party, and this Guaranty and each such other Document constitutes the legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except to the extent that the enforceability hereof or thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

                                                                       Exhibit G
                                                                          Page 7



            (c) Neither the execution, delivery or performance by such Guarantor of this Guaranty or any other Document to which it is a party, nor compliance by it with the terms and provisions hereof and thereof, will (i) contravene any provision of any applicable law, statute, rule or regulation or any applicable order, writ, injunction or decree of any court or governmental instrumentality,
(ii) conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Guarantor or any of its Subsidiaries pursuant to the terms of any material indenture, mortgage, deed of trust, loan agreement, credit agreement, or any other material agreement, contract or instrument to which such Guarantor or any of its Subsidiaries is a party or by which it or any of its property or assets is bound or to which it may be subject or (iii) violate any provision of the certificate of incorporation or by-laws (or equivalent organizational documents) of such Guarantor or any of its Subsidiaries.

            (d) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made or as otherwise provided in Section 7.04 of the Credit Agreement), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required for, (i) the execution, delivery and performance of this Guaranty by such Guarantor or any other Document to which such Guarantor is a party or (ii) the legality, validity, binding effect or enforceability of this Guaranty or any other Document to which such Guarantor is a party.

            (e) There are no actions, suits or proceedings pending or, to such Guarantor's knowledge, threatened (i) with respect to this Guaranty or any other Document to which such Guarantor is a party or (ii) with respect to such Guarantor that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

            12. Each Guarantor covenants and agrees that on and after the Effective Date and until the termination of the Total Commitment and all Interest Rate Protection Agreements and Other Hedging Agreements and until such time as no Note or Letter of Credit remains outstanding and all Guaranteed Obligations have been paid in full, such Guarantor will comply, and will cause each of its Subsidiaries to comply, with all of the applicable provisions, covenants and agreements contained in Sections 8 and 9 of the Credit Agreement, and will take, or will refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that it is not in violation of any provision, covenant or agreement contained in Section 8 or 9 of the Credit Agreement, and so that no Default or Event of Default, is caused by the actions of such Guarantor or any of its Subsidiaries.

            13. The Guarantors hereby jointly and severally agree to pay all reasonable out-of-pocket costs and expenses of each Creditor in connection with the enforcement of this Guaranty and of each Agent in connection with any amendment, waiver or consent relating hereto (including in each case, without limitation, the reasonable fees and disbursements of counsel employed by each Creditor).

                                                                       Exhibit G
                                                                          Page 8



            14. This Guaranty shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the Creditors and their successors and assigns.

            15. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or terminated except with the written consent of each Guarantor directly affected thereby and with the written consent of either (x) the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, with the written consent of each Lender) at all times prior to the time on which all Credit Document Obligations have been paid in full or (y) the holders of at least a majority of the outstanding Other Obligations at all times after the time on which all Credit Document Obligations have been paid in full; provided, that any change, waiver, modification or variance affecting the rights and benefits of a single Class (as defined below) of Creditors (and not all Creditors in a like or similar manner) shall also require the written consent of the Requisite Creditors (as defined below) of such Class of Creditors (it being understood that the addition or release of any Guarantor hereunder shall not constitute a change, waiver, discharge or termination affecting any Guarantor other than the Guarantor so added or released). For the purpose of this Guaranty, the term "Class" shall mean each class of Creditors, i.e., whether (x) the Lender Creditors as holders of the Credit Document Obligations or (y) the Other Creditors as the holders of the Other Obligations. For the purpose of this Guaranty, the term "Requisite Creditors" of any Class shall mean (x) with respect to the Credit Document Obligations, the Required Lenders (or to the extent required by Section 13.12 of the Credit Agreement, each Lender) and (y) with respect to the Other Obligations, the holders of at least a majority of all obligations outstanding from time to time under the Interest Rate Protection Agreements and Other Hedging Agreements.

            16. Each Guarantor acknowledges that an executed (or conformed) copy of each of the Credit Documents and Interest Rate Protection Agreements or Other Hedging Agreements has been made available to a senior officer of such Guarantor and such officer is familiar with the contents thereof.

            17. In addition to any rights now or hereafter granted under applicable law (including, without limitation, Section 151 of the New York Debtor and Creditor Law) and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default (such term to mean and include any "Event of Default" as defined in the Credit Agreement or any payment default under any Interest Rate Protection Agreement or Other Hedging Agreement continuing after any applicable grace period), each Creditor is hereby authorized, at any time or from time to time, without notice to any Guarantor or to any other Person, any such notice being expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Creditor to or for the credit or the account of such Guarantor, against and on account of the obligations and liabilities of such Guarantor to such Creditor under this Guaranty, irrespective of whether or not such Creditor shall have made any demand hereunder and although said obligations, liabilities, deposits or claims, or any of them, shall be contingent or unmatured.

            18. All notices, requests, demands or other communications pursuant hereto shall be sent or delivered by mail, telegraph, telex, telecopy, cable or overnight courier service and all

                                                                       Exhibit G
                                                                          Page 9



such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when deposited in the mails, delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Administrative Agent or any Guarantor shall not be effective until received by the Administrative Agent or such Guarantor, as the case may be. All notices and other communications shall be in writing and addressed to such party at (i) in the case of any Lender Creditor, as provided in the Credit Agreement, (ii) in the case of any Guarantor, at c/o Compuware Corporation, 31440 Northwestern Highway, Farmington Hills, Michigan 48334-2534, Attention: Eliot Stark, Telephone Number:
248-737-7557, Telecopier Number: 248-737-1822 and (iii) in the case of any Other Creditor, at such address as such Other Creditor shall have specified in writing to the Guarantors; or in any case at such other address as any of the Persons listed above may hereafter notify the others in writing.

            19. If claim is ever made upon any Creditor for repayment or recovery of any amount or amounts received in payment or on account of any of the Guaranteed Obligations and any of the aforesaid payees repays all or part of said amount by reason of (i) any judgment, decree or order of any court or administrative body having jurisdiction over such payee or any of its property or (ii) any settlement or compromise of any such claim effected by such payee with any such claimant (including the Borrower) then and in such event each Guarantor agrees that any such judgment, decree, order, settlement or compromise shall be binding upon such Guarantor, notwithstanding any revocation hereof or other instrument evidencing any liability of the Borrower, and such Guarantor shall be and remain liable to the aforesaid payees hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by any such payee.

            20. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE CREDITORS AND OF THE UNDERSIGNED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Guaranty or any other Credit Document to which any Guarantor is a party may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York in each case that are located in the City of New York, and, by execution and delivery of this Guaranty, each Guarantor hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each Guarantor hereby further irrevocably waives any claim that any such court lacks personal jurisdiction over such Guarantor, and agrees not to plead or claim in any legal action or proceeding with respect to this Guaranty or any other Credit Document to which such Guarantor is a party brought in any of the aforesaid courts that any such court lacks personal jurisdiction over such Guarantor. Each Guarantor further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such Guarantor at its address set forth opposite its signature below, such service to become effective 30 days after such mailing. Each Guarantor hereby irrevocably waives any objection to such service of process and further irrevocably waives and agrees not to plead or claim in any action or proceeding commenced hereunder or under any other Credit Document to which such

                                                                       Exhibit G
                                                                         Page 10


Guarantor is a party that such service of process was in any way invalid or ineffective. Nothing herein shall affect the right of any of the Creditors to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against each Guarantor in any other jurisdiction.

            (b) Each Guarantor hereby irrevocably waives (to the fullest extent permitted by applicable law) any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty or any other Credit Document to which such Guarantor is a party brought in the courts referred to in clause (a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that such action or proceeding brought in any such court has been brought in an inconvenient forum.

            (c) EACH GUARANTOR AND EACH CREDITOR (BY ITS ACCEPTANCE OF THE BENEFITS OF THIS GUARANTY) HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY, THE OTHER CREDIT DOCUMENTS TO WHICH SUCH GUARANTOR IS A PARTY OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

            21. In the event that all of the capital stock of one or more Guarantors is sold or otherwise disposed of or liquidated in compliance with the requirements of Section 9.03 of the Credit Agreement (or such sale or other disposition has been approved in writing by the Required Lenders (or all Lenders if required by Section 13.12 of the Credit Agreement)); such Guarantor shall upon consummation of such sale or other disposition (except to the extent that such sale or disposition is to the Borrower or another Subsidiary thereof) be released from this Guaranty automatically and without further action and this Guaranty shall, as to each such Guarantor or Guarantors, terminate, and have no further force or effect (it being understood and agreed that the sale of one or more Persons that own, directly or indirectly, all of the capital stock of any Guarantor shall be deemed to be a sale of such Guarantor for the purposes of this Section 21).

            22. At any time a payment in respect of the Guaranteed Obligations is made under this Guaranty, the right of contribution of each Guarantor against each other Guarantor shall be determined as provided in the immediately following sentence, with the right of contribution of each Guarantor to be revised and restated as of each date on which a payment (a "Relevant Payment") is made on the Guaranteed Obligations under this Guaranty. At any time that a Relevant Payment is made by a Guarantor that results in the aggregate payments made by such Guarantor in respect of the Guaranteed Obligations to and including the date of the Relevant Payment exceeding such Guarantor's Contribution Percentage (as defined below) of the aggregate payments made by all Guarantors in respect of the Guaranteed Obligations to and including the date of the Relevant Payment (such excess, the "Aggregate Excess Amount"), each such Guarantor shall have a right of contribution against each other Guarantor who has made payments in respect of the Guaranteed Obligations to and including the date of the Relevant Payment in an aggregate amount less than such other Guarantor's Contribution Percentage of the aggregate payments made to and including the date of the Relevant Payment by all Guarantors in

                                                                       Exhibit G
                                                                         Page 11


respect of the Guaranteed Obligations (the aggregate amount of such deficit, the "Aggregate Deficit Amount") in an amount equal to (x) a fraction the numerator of which is the Aggregate Excess Amount of such Guarantor and the denominator of which is the Aggregate Excess Amount of all Guarantors multiplied by (y) the Aggregate Deficit Amount of such other Guarantor. A Guarantor's right of contribution pursuant to the preceding sentences shall arise at the time of each computation, subject to adjustment to the time of each computation; provided, that no Guarantor may take any action to enforce such right until the Guaranteed Obligations have been irrevocably paid in full in cash, it being expressly recognized and agreed by all parties hereto that any Guarantor's right of contribution arising pursuant to this Section 22 against any other Guarantor shall be expressly junior and subordinate to such other Guarantor's obligations and liabilities in respect of the Guaranteed Obligations and any other obligations owing under this Guaranty. As used in this Section 22: (i) each Guarantor's "Contribution Percentage" shall mean the percentage obtained by dividing (x) the Adjusted Net Worth (as defined below) of such Guarantor by (y) the aggregate Adjusted Net Worth of all Guarantors; (ii) the "Adjusted Net Worth" of each Guarantor shall mean the greater of (x) the Net Worth (as defined below) of such Guarantor and (y) zero; and (iii) the "Net Worth" of each Guarantor shall mean the amount by which the fair salable value of such Guarantor's assets on the date of any Relevant Payment exceeds its existing debts and other liabilities (including contingent liabilities, but without giving effect to any Guaranteed Obligations arising under this Guaranty) on such date. All parties hereto recognize and agree that, except for any right of contribution arising pursuant to this Section 22, each Guarantor who makes any payment in respect of the Guaranteed Obligations shall have no right of contribution or subrogation against any other Guarantor in respect of such payment until all of the Guaranteed Obligations have been irrevocably paid in full in cash. Each of the Guarantors recognizes and acknowledges that the rights to contribution arising hereunder shall constitute an asset in favor of the party entitled to such contribution. In this connection, each Guarantor has the right to waive its contribution right against any Guarantor to the extent that after giving effect to such waiver such Guarantor would remain solvent, in the determination of the Required Lenders.

            23. Each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby confirms that it is its intention that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Code, the Uniform Fraudulent Conveyance Act of any similar Federal or state law. To effectuate the foregoing intention, each Guarantor and each Creditor (by its acceptance of the benefits of this Guaranty) hereby irrevocably agrees that the Guaranteed Obligations guaranteed by such Guarantor shall be limited to such amount as will, after giving effect to such maximum amount and all other (contingent or otherwise) liabilities of such Guarantor that are relevant under such laws, and after giving effect to any rights to contribution pursuant to any agreement providing for an equitable contribution among such Guarantor and other Guarantors, result in the Guaranteed Obligations of such Guarantor in respect of such maximum amount not constituting a fraudulent transfer or conveyance.

            24. This Guaranty may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set

                                                                       Exhibit G
                                                                         Page 12


of counterparts executed by all the parties hereto shall be lodged with the Guarantors and the Administrative Agent.

            25. All payments made by any Guarantor hereunder will be made without setoff, counterclaim or other defense and on the same basis as payments are made by the Borrower under Sections 4.03 and 4.04 of the Credit Agreement.

            26. It is understood and agreed that any Subsidiary of the Borrower that is required to execute a counterpart of this Guaranty after the date hereof pursuant to the Credit Agreement shall become a Guarantor hereunder by executing a counterpart hereof and delivering the same to the Administrative Agent.


                                      * * *

            IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.



                                          CV AQUISITION, INC., as a Guarantor



                                          By:
                                             ----------------------------------
                                             Title:



                                          COMPUWARE INTERNATIONAL, LTD.,
                                          as a Guarantor



                                          By:
                                             ----------------------------------
                                             Title:



                                          RELIANT DATA SYSTEMS, INC.,
                                          as a Guarantor



                                          By:
                                             ----------------------------------
                                             Title:



                                          COMP ACQUISITION CO., as a Guarantor



                                          By:
                                             ----------------------------------
                                             Title:



                                          MIS INTERNATIONAL, INC. as a Guarantor


                                          By:
                                             ----------------------------------
                                             Title:

                                                                       Exhibit G
                                                                         Page 14



                                          LIGHTING ACQUISITION, INC.,
                                          as a Guarantor



                                          By:
                                             ----------------------------------
                                             Title:



                                          COMPUWARE GLOBAL SERVICES, INC.,
                                          as a Guarantor


                                          By:
                                             ----------------------------------
                                             Title:





Accepted and Agreed to:


COMERICA BANK,
as Administrative Agent



By:
   ----------------------------------
   Title:

                                                                       EXHIBIT H


                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT


                                                         DATE: ________ __, ____


            Reference is made to the Credit Agreement described in Item 2 of Annex I annexed hereto (as such Credit Agreement may hereafter be amended, modified or supplemented from time to time, the "Credit Agreement"). Unless defined in Annex I attached hereto, capitalized terms defined in the Credit Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

            1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the date hereof which represents the percentage interest specified in Item 4 of Annex I (the "Assigned Share") of all of the outstanding rights and obligations under the Credit Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share of the Total Commitment and all outstanding Revolving Loans, Swingline Loans and Letters of Credit.

            2. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Credit Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

            3. The Assignee (i) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon any Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent and the Lead Arranger to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Lead Arranger

                                                                       EXHIBIT H
                                                                          Page 2


by the terms thereof, together with such powers as are reasonably incidental thereto, (iv) confirms that it is an Eligible Transferee under the Credit Agreement; [and] (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender [; and (vi) attaches the Forms and/or Certificate described in Section 13.04(b) of the Credit Agreement.](1)

            4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the Administrative Agent and the Borrower (in either case) to the extent required by the Credit Agreement, receipt by the Administrative Agent of the assignment fee referred to in Section 13.04(b) of the Credit Agreement, and the recordation by the Administrative Agent of the assignment effected hereby in the Register, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

            5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Lender thereunder and under the other Credit Documents and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the Credit Agreement and the other Credit Documents.

            6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (w) all interest on the Assigned Share of the Loans at the rates specified in Item 6 of Annex I hereto, (x) all Commitment Commission on the Assigned Share of the Total Commitment at the rate specified in Item 7 of Annex I hereto and (y) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 8 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest, Commitment Commission and Letter of Credit Fees, to be paid by the Administrative Agent directly to the Assignee. It is further agreed that all payments of principal made on the Assigned Share of the Loans which occur on and after the Settlement Date will be paid directly by the Administrative Agent to the Assignee. Upon the Settlement Date, the Assignee shall pay to the Assignor an amount specified by the Assignor in writing which represents the Assigned Share of the principal amount of the respective Loans made by the Assignor pursuant to the Credit Agreement which are outstanding on the Settlement Date, net of any closing costs, and which are being assigned hereunder. The Assignor and the Assignee shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Settlement Date directly between themselves.




-----------------

(1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

                                                                       EXHIBIT H
                                                                          Page 3


            7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.


                                               [NAME OF ASSIGNOR],
                                               as Assignor


                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:


                                               [NAME OF ASSIGNEE],
                                               as Assignee



                                               By
                                                  -----------------------------
                                                  Name:
                                                  Title:




Acknowledged and Agreed:

COMERICA BANK, as Administrative Agent




By
   -----------------------------
   Name:
   Title:



[COMPUWARE CORPORATION



By
   -----------------------------
   Name:
   Title:]

                                                                         ANNEX I



                  ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT
                                     ANNEX I



1.       The Borrower:    Compuware Corporation (the "Borrower").

2.       Name and Date of Credit Agreement:

         Credit Agreement, dated as of August 3, 1999, among the Borrower, the lenders from time to time party thereto, Comerica Bank, as Administrative Agent, and Morgan Stanley Senior Funding, Inc, as Lead Arranger, Syndication Agent and Book Manager.

3.       Date of Assignment Agreement:

4.       Amounts (as of date of item #3 above):




                                                                   Commitment
                                                                   ----------
         a.   Aggregate Amount for all Lenders                     $________

         b.   Assigned Share                                        ________%

         c.   Amount of Assigned Share
                                                                   $________

5.      Settlement Date:

6.       Rate of Interest
         to the Assignee:      As set forth in Section 1.08 of the Credit
                               Agreement (unless otherwise agreed to by the Assignor and the Assignee).(2)



-----------------

(2) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of interest to the Assignee at the rate set forth in Section
     1.08 of the Credit Agreement, with the Assignor and Assignee effecting any agreed upon sharing of interest through payments by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 2



7.       Commitment
         Commission
         to the Assignee:      As set forth in Section 3.01(a) of the Credit
                               Agreement (unless otherwise agreed to by the Assignor and the Assignee).(3)


8.       Letter of Credit
         Fee to the Assignee:  As set forth in Section 3.01(b) of the Credit
                               Agreement (unless otherwise agreed to by the Assignor and the Assignee).(4)

9.       Notice:               ASSIGNEE:

                               -------------------
                               -------------------
                               -------------------
                               -------------------
                               Attention:
                               Telephone:
                               Telecopier:
                               Reference:

Payment Instructions:          ASSIGNEE:

                               -------------------
                               -------------------
                               -------------------
                               -------------------
                               Attention:
                               Reference:



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(3) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Commitment Commission to the Assignee at the rate set forth in Section 3.01(a) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Commitment Commission through payment by the Assignee to the Assignor.

(4) The Borrower and the Administrative Agent shall, following recordation of such assignment by the Administrative Agent on the Register, direct the entire amount of the Letter of Credit Fee to the Assignee at the rate set forth in Section 3.01(b) of the Credit Agreement, with the Assignor and the Assignee effecting any agreed upon sharing of the Letter of Credit Fee through payment by the Assignee to the Assignor.

                                                                         ANNEX I
                                                                          Page 3



Accepted and Agreed:

[NAME OF ASSIGNEE]                             [NAME OF ASSIGNOR]




By                                             By
  -----------------------------                  -----------------------------
  Name:                                          Name:
  Title:                                         Title: